Exhibit 10.17

WOLVERINE

EMPLOYEES’ PENSION PLAN

(Amended and Restated Effective January 1, 2011)

Warner Norcross & Judd LLP

316 Morris Avenue, Suite 400

Muskegon, Michigan 49440

P.O. Box 900

Muskegon, Michigan 49443-0900

(231) 727-2600

WOLVERINE

EMPLOYEES’ PENSION PLAN

TABLE OF CONTENTS

Page
ARTICLE 1 - Establishment of Plan and Trust	1

1.1 Establishment of Plan	1
(a) Employer	1
(b) Plan History	1
(c) Adoption by Affiliated Employer	1
(d) Administration	1
1.2 Declaration of Trust	2
1.3 Compliance With Law	2
1.4 Effective Dates of Plan Provisions	2
1.5 Application to Inactive and Former Participants	2

ARTICLE 2 - Definitions	1

2.1 Break in Service	1
2.2 Employer Contributions	1
2.3 5% Owner	1
(a) Corporation	1
(b) Partnership	1
(c) Proprietorship	1
2.4 Highly Compensated Employee	2
(a) Definition	2
(b) Determination Rules	2
2.5 Hour of Service	3
(a) Definition	3
(b) Back Pay	3
(c) No Duties Performed	3
(d) Qualified Maternity or Paternity Absence	3
(e) Qualified Military Service	4
(f) No Duplication	4
(g) Non-Covered Employment	4
(h) Periods Credited	4
(i) Additional Hours	5
(j) Predecessor Plan	5
(k) Leased Employee	5
(l) Equivalency	5
2.6 Person	5
2.7 Plan Year	5
2.8 Related Employer	5
2.9 Valuation Date	5

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Page
ARTICLE 3 - Eligibility to Participate	1

3.1 Eligibility Requirements	1
(a) Employee Definitions	1
(b) Entry Date	1
(c) Year of Eligibility Service	1
(d) Eligibility Period	1
(e) Breaks in Service	1
3.2 Requirement of Covered Employment	2
3.3 Participation Rules	2
(a) Termination of Participation	2
(b) Cancellation of Years of Eligibility Service	2
(c) Resumption of Participation	2
3.4 Leased Employee	3
(a) Definition	3
(b) Exceptions	3

ARTICLE 4 - Contributions	1

4.1 Contributions/Amount	1
4.2 Limits on Employer Contributions	1
4.3 Return of Employer Contributions	1
(a) Mistake of Fact	1
(b) Nondeductible	1
(c) Amount	1
4.4 Reduction of Contribution for Leased Employees	2
4.5 Timing of Contributions	2
(a) Quarterly Payments	2
(b) Final Payment	2

ARTICLE 5 - Amount of Benefits	1

5.1 Normal Retirement	1
(a) Normal Retirement Date	1
(b) Normal Retirement Benefit	1
(c) Accrued Benefit	1
(d) Average Monthly Compensation.	3
(e) Compensation	3
(f) Benefit Service	4
5.2 Early Retirement	4
(a) Early Retirement Date	4
(b) Early Retirement Benefit	5
(c) Early Payment	5
5.3 Late Retirement	5
(a) Late Retirement Date	5
(b) Late Retirement Benefit	5

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Page
5.4 Deferred Vested Retirement	6
(a) Deferred Vested Benefit	6
(b) Vested Accrued Benefit	6
(c) Early Payment	6
5.5 Death Benefits	6
(a) Death Before Vesting	6
(b) Death Before Annuity Starting Date	6
(c) Death After Annuity Starting Date	7
(d) Death While Performing Qualified Military Service	8
5.6 Pension Offsets	8
(a) Workers Compensation	8
(b) Disability Pension	8
5.7 Special Benefit Schedules	8
5.8 Benefit Rules	9
(a) Single Benefit	9
(b) Previously Paid Benefits	9
(c) Transfer	9
5.9 Maximum Annual Benefits	9
(a) Annual Benefit	9
(b) Defined Benefit Dollar Limit	9
(c) Compensation Limit	10
(d) Section 415 Compensation	10
(e) Limitation Year	11
(f) Aggregation	11
5.10 Adjustments to Maximum Annual Benefits	13
(a) Annual Benefit Actuarial Adjustment	13
(b) Adjustments to Defined Benefit Dollar Limit and Compensation Limit	14
(c) $10,000 Limitation	16
(d) Grandfathered Annual Benefit	17
(e) Cost of Living Adjustment	17

ARTICLE 6 - Determination of Vested Percentage	1

6.1 Year of Vesting Service	1
(a) Credit	1
(b) No Credit	1
6.2 Vested Percentage	1
(a) Vesting Schedule	1
(b) Normal Retirement Date	1
6.3 Cashout	1
6.4 Five Breaks in Service	2
(a) Cancellation of Vesting Service	2
(b) Forfeiture of Nonvested Accrued Benefit	2
6.5 Death After Termination/Lost Recipient	2
(a) Death After Termination	2
(b) Lost Recipient	2

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Page
(e) Death of Beneficiary	17
(f) No Surviving Beneficiary	17
(g) Alternate Payee	17
(h) Determination	17
7.7 Facility of Payment	18
(a) Minimum Payments	18
(b) Incapacity	18
(c) Legal Representative	18
(d) Annuity Contract Purchase	18
7.8 Penalties	18
(a) Payment Before Age 59 1/2	18
(b) Failure to Receive Minimum Payments	18
7.9 Suspension of Benefit Payments	19
(a) Normal/Early Retirement Benefits	19
(b) Disability	19

ARTICLE 8 - Administration of the Plan	1

8.1 Duties, Powers, and Responsibilities of the Employer	1
(a) Required	1
(b) Discretionary	1
8.2 Employer Action	2
8.3 Plan Administrator	2
8.4 Administrative Committee	2
(a) Appointment	2
(b) Agent; Powers and Duties	2
(c) Not Fiduciary	3
(d) Membership	3
(e) Records	3
(f) Actions	3
(g) Report to Administrator	3
(h) Compensation	3
(i) Conflict of Interest	3
8.5 Duties, Powers, and Responsibilities of the Administrator	3
(a) Plan Interpretation	3
(b) Participant Rights	3
(c) Limits; Tests	4
(d) Benefits and Vesting	4
(e) Errors	4
(f) Claims and Elections	4
(g) Benefit Payments	4
(h) QDRO Determination	4
(i) Administration Information	4
(j) Recordkeeping	4
(k) Reporting and Disclosure	4
(l) Penalties; Excise Taxes	4
(m) Advisers	4
(n) Expenses, Fees, and Charges	5

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Page
(o) Nondiscrimination	5
(p) Bonding	5
(q) Other Powers and Duties	5
8.6 Delegation of Administrative Duties	5
(a) In Writing	5
(b) Acceptance of Responsibility	5
(c) Conflict	5
8.7 Interrelationship of Fiduciaries; Discretionary Authority	5
(a) Performance of Duties	5
(b) Reliance on Others	6
(c) Discretionary Authority of Fiduciaries	6
8.8 Compensation; Indemnification	6
8.9 Fiduciary Standards	6
(a) Prudence	6
(b) Exclusive Purpose	6
(c) Prohibited Transaction	6
8.10 Benefit Applications; Appeal Procedures	7
(a) Application for Benefits	7
(b) Notification of Adverse Determination for Application	7
(c) Appeal	7
(d) Final Decision	7
(e) Notification of Adverse Determination on Appeal	7
(f) Disability Claims	7
(g) Extensions	8
(h) Full and Fair Review	8
(i) Authorized Representative; Hearings	8
8.11 Participant’s Responsibilities	8
8.12 Electronic Administration	8

ARTICLE 9 - Investment of Funds	1

9.1 Investment Responsibility	1
9.2 Authorized Investments	1
(a) Specific Investments	1
(b) Right of Trustee To Hold Cash	2
9.3 Commingled Investment	2

ARTICLE 10 - Administration of the Trust	1

10.1 Duties and Powers of the Trustee	1
(a) Duties of the Trustee	1
(b) Powers of the Trustee	1
(c) Limitation on Duties and Powers of the Trustee	3
10.2 Accounting	4
(a) Report	4
(b) Judicial Settlement	4

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Page
10.3 Appointment, Resignation, and Removal of Trustee	4
(a) Resignation	4
(b) Removal	4
(c) Successor Trustee	4
(d) Effective Date of Resignation or Removal	4
(e) Procedure Upon Transfer	4
(f) Earlier Transfer	5
(g) Final Transfer	5
(h) In Kind Transfer	5
(i) Limitation on Liability of Successor	5
10.4 Trustee Action	5
10.5 Exculpation of Nonfiduciary	5

ARTICLE 11 - Amendment, Mergers, Successor Employer	1

11.1 Amendment	1
(a) Prohibitions	1
(b) Notice	1
11.2 Amendment by WN&J	2
(a) Authorized Amendments	2
(b) Termination of Authority	2
(c) Authority Conditioned on Favorable Determination Letter	2
11.3 Merger of Plans	2
(a) Preservation of Accrued Benefits	2
(b) Actuarial Statement	2
(c) Authorization	2
11.4 Successor Employer	3

ARTICLE 12 - Termination	1

12.1 Right to Terminate	1
(a) Employer	1
(b) Pension Benefit Guaranty Corporation	1
12.2 Automatic Termination	1
12.3 Termination or Partial Termination of Plan	2
(a) Termination	2
(b) Partial Termination	2
(c) Priorities	2
(d) Rules For Application	3
12.4 Effect of Termination or Partial Termination	4
(a) Nonforfeitability	4
(b) Distribution	4
(c) Recourse Only Against Trust Assets	4
12.5 Reversion of Assets	4

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Page
12.6 Highest Paid Restriction	4
(a) Restrictions on Termination	4
(b) Restrictions on Distributions	4
(c) Payment of Restricted Benefit in Full	5
(d) Payments Prior to January 1, 1994	6
12.7 Special Restriction	6
(a) Restricted Date	6
(b) Change in Control	6
(c) Unrestricted Date	7
(d) Termination/Partial Termination	7
(e) Merger Consolidation	7
(f) Amendment	8

ARTICLE 13 - General Provisions	1

13.1 Spendthrift Provision	1
(a) Not Security	1
(b) Crimes and ERISA Violations	1
(c) Attempts Void	2
13.2 Effect Upon Employment Relationship	2
13.3 No Interest in Employer Assets	2
13.4 Construction	2
13.5 Severability	3
13.6 Governing Law	3
13.7 Nondiversion	3
13.8 Limitations for Underfunded Plans	3
(a) Limitation on Benefit Accruals	3
(b) Limitation on Benefit Payments	4
(c) Limitation on Unpredictable Contingent Event Benefits	5
(d) Limitation on Plan Amendments	6
(e) Automatic Resumption/Restoration	6
(f) Definitions	7

ARTICLE 14 - Top-Heavy Plan Provisions	1

14.1 Top-Heavy Plan	1
(a) Not Required or Permissive Aggregation Group	1
(b) Required Aggregation Group	1
(c) Permissive Aggregation Group	1
14.2 Top-Heavy Determination	1
(a) Top-Heavy Ratio	1
(b) Present Value of Accrued Benefits	2
(c) Required Aggregation Group	3
(d) Permissive Aggregation Group	3
(e) Determination Date	3
(f) Key Employee	3
(g) Top-Heavy Valuation Date	4

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Page
14.3 Minimum Benefits	4
(a) Minimum Accrued Benefit	4
(b) Minimum Average Monthly Compensation	4
14.4 Vesting Schedule	5
(a) Cessation	5
(b) Vesting Schedule Change	5

SCHEDULE A

SCHEDULE B

SCHEDULE C-1—FORMER PARTICIPANTS UNDER WEBSTER MANUFACTURING UNIT HOURLY RATED

EMPLOYEES PENSION PLAN

SCHEDULE C-2—BENEFITS FOR CERTAIN FORMER EMPLOYEES 1994 SPECIAL SEVERANCE PROGRAM

SCHEDULE C-3—NONDISCRIMINATORY EXECUTIVE BENEFITS

SCHEDULE C-4—BENEFITS FOR CERTAIN FORMER EMPLOYEES OF FROLIC FOOTWEAR DIVISION OR THE

WOLVERINE SLIPPER GROUP

SCHEDULE C-5—2000 EARLY RETIREMENT WINDOW

SCHEDULE C-6—HY-TEST MERGER

SCHEDULE C-7—SPECIAL SERVICE CREDIT TRU STITCH DIVISION/WOLVERINE PROCUREMENT INC

SCHEDULE C-8 – SERVICE CREDIT AND INCLUSION OF CERTAIN FORMER SEBAGO, INC. EMPLOYEES

SCHEDULE D – PLAN HISTORY

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TABLE OF DEFINITIONS

Term	Location
Accrued Benefit	5.1(c)
Actuaries	8.5(m)
Administrator	8.3
Annual Benefit	5.9(a)
Annual Compensation Limit	5.1(e)(ii)

Annuity Starting Date	7.5(e)(ii)
Average Monthly Compensation	5.1(d)
Beneficiary	7.6(a)
Benefit Commitments	12.1(b)(iii)
Break in Service	2.1

Code	1.3
Compensation	5.1(e)
Compensation Limit	5.9(c)
Covered Employment	3.2
Deferred Vested Benefit	5.4(a)

Defined Benefit Dollar Limit	5.9(b)
Determination Date	14.2(e)
Early Retirement Benefit	5.2(b)
Early Retirement Date	5.2(a)
Effective Date	1.4

Eligibility Period	3.1(d)
Elective Deferrals	5.11(e)(i)
Employee	3.1(a)
Employer	1.1(a)
Employer Contributions	2.2

Entry Date	3.1(b)
ERISA	1.3
5% Owner	2.3
417(e) Interest Rate	7.2(a)(i)
417(e) Mortality Table	7.2(a)(ii)

Highly Compensated Employee	2.4(a)
Hour of Service	2.5(a)
Investment Manager	8.1(b)(i)(B)
Key Employee	14.2(f)
Late Retirement Benefit	5.3(b)

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Term	Location
Late Retirement Date	5.3(a)
Leased Employee	3.4(a)
Limitation Year	5.8(e)
Look-Back Year	2.4(b)(i)
Minimum Accrued Benefit	14.3(a)

Minimum Average Monthly Compensation	14.3(b)
Normal Retirement Benefit	5.1(b)
Normal Retirement Date	5.1(a)
Participant	3.1
PBGC	12.1(b)

Permissive Aggregation Group	14.2(d)
Person	2.6
Plan Year	2.7
Present Value of Accrued Benefits	14.2(b)(i)
QDRO	7.1(h)

QJSA	7.3(a)(i)(A)
QPSA	5.5(b)(i)(C)
Qualified Maternity or
Paternity Absence	2.5(d)(i)
Qualified Military Service	2.5(e)(i)
Regulations	1.3

Related Employer	2.8
Required Aggregation Group	14.2(c)
Required Beginning Date	7.4(a)(i)
Section 415 Compensation	5.9(d)
Single Life Annuity	7.3(b)(i)

Spouse	5.5(b)(i)(A)
Surviving Spouse	5.5(b)(i)(B)
Top-Heavy Plan	14.1
Top-Heavy Ratio	14.2(a)
Top-Heavy Valuation Date	14.2(g)

Trustee	1.2
USERRA	2.5(e)(ii)
Valuation Date	2.9
Vested Accrued Benefit	5.4(b)
Vesting Period	6.1

Year of Benefit Service	5.1(f)
Year of Eligibility Service	3.1(c)
Year of Vesting Service	6.1

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WOLVERINE

EMPLOYEES’ PENSION PLAN

Wolverine World Wide, Inc., a Delaware corporation, amends and restates the Wolverine Employees’ Pension Plan.

ARTICLE 1

Establishment of Plan and Trust

1.1 Establishment of Plan.

This defined benefit plan is established by the Employer for the exclusive benefit of eligible Employees and their beneficiaries.

(a) Employer. “Employer” means Wolverine World Wide, Inc.

(b) Plan History. A schedule of the effective dates of this plan and certain amendments may be attached.

(c) Adoption by Affiliated Employer. Adoption of this plan by an Affiliated Employer shall be effective as of the date specified by the Employer in Schedule A. Adoption of this plan by an Affiliated Employer shall not create a separate plan.

(i) Conditions/Special Provisions. In approving adoption of this plan by an Affiliated Employer, the Employer may specify special eligibility rules, entry dates, prior service credits or other provisions that apply to employees of the Affiliated Employer. The Employer may limit participation to, or exclude from participation, employees of any division, facility, subsidiary or other economic or administrative unit of the Employer or Affiliated Employer.

(ii) Affiliated Employer. An “Affiliated Employer” may be a subsidiary, which is an entity of which 50% or more of the voting control is owned directly or indirectly by the Employer, or an affiliate which is an entity of which 50% or more of the voting control is owned by owners of 50% or more of the voting stock of the Employer.

(d) Administration. For purposes of administration of this plan, “Employer” means only Wolverine World Wide, Inc.

1.2 Declaration of Trust.

The Employer may establish one or more Trusts to fund the benefits under the Plan. The “Trustee” (PW Trust Company or a successor Trustee) declares that plan assets delivered to it will be held in trust and administered under the terms of this plan and trust. A trust so established shall be operated for the exclusive benefit of Participants and their beneficiaries. Trust assets shall not be used for any other purpose except payment of reasonable administrative expenses.

1.3 Compliance With Law.

This benefit program is intended to continue a qualified retirement plan and trust under the Internal Revenue Code of 1986 (“Code”) and the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended, and all applicable Regulations issued under the Code and ERISA (“Regulations”).

1.4 Effective Dates of Plan Provisions.

“Effective Date” of this restated plan means January 1, 2011, unless a provision specifies a different effective date. Each plan provision applies from its effective date until the effective date of an amendment.

Notwithstanding the Effective Date specified in the preceding paragraph, the provisions of this restated plan complying with the Economic Growth and Tax Relief Reconciliation Act of 2001, including technical corrections made under the Job Creation and Workers Assistance Act of 2002, are retroactively effective as of the first day of the Plan Year beginning after December 31, 2001.

1.5 Application to Inactive and Former Participants.

An amendment to this plan shall apply to former Participants and to Participants not employed in Covered Employment on the effective date of the amendment only if it amends a provision of the plan that continues to apply to those Participants or only to the extent it expressly states that it is applicable. Except as specified in the preceding sentence, if a Participant is not employed in Covered Employment on the effective date of an amendment, the amendment shall not become applicable to the Participant unless the Participant has an Hour of Service in Covered Employment after the effective date of the amendment.

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ARTICLE 2

Definitions

Except for the following general definitions, defined terms are located at or near the first major use of the term in this plan. A table showing the location of all definitions appears immediately after the table of contents. When used as defined, the first letter of each defined term is capitalized.

2.1 Break in Service.

“Break in Service” means an Employee’s failure to complete more than 500 Hours of Service during a 12-consecutive-month period. An unpaid leave of absence under the Family and Medical Leave Act of 1993 shall not be treated as or counted toward a Break in Service. Any other leave of absence (for sickness, accident, vacation or similar reasons governed by rules uniformly applied to similarly situated Employees by the Employer) shall not cause a Break in Service.

2.2 Employer Contributions.

“Employer Contributions” means all contributions paid to the trust by the Employer under Article 4.

2.3 5% Owner.

“5% Owner” means:

(a) Corporation. An individual who owns (or is considered to own under Code Section 318) either more than 5% of the outstanding stock of a corporate Employer or Related Employer, or stock possessing more than 5% of the total combined voting power of all stock of a corporate Employer or Related Employer;

(b) Partnership. A partner who owns more than 5% of the capital or profits interest in an Employer or Related Employer that is a partnership; or

(c) Proprietorship. An Employer or Related Employer that is a sole proprietor.

Notwithstanding aggregation of the Employer and all Related Employers as required by Code Sections 414(b), (c) and (m), the percentage of ownership for purposes of this definition shall be determined separately for each entity that is an Employer or Related Employer.

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2.4 Highly Compensated Employee.

(a) Definition. “Highly Compensated Employee” for a Plan Year means any Employee who:

(i) 5% Owner. Was a 5% Owner at any time during the current Plan Year or the 12-month period immediately preceding the current Plan Year; or

(ii) Other. Is described in (A) and (B) during the Look-Back Year.

(A) Compensation. Received Section 415 Compensation in excess of $110,000 (as adjusted under Code Section 415(d)); and

(B) Top-Paid 20%. Was among the top-paid 20% of Employees when ranked by Section 415 Compensation.

(b) Determination Rules. The determination of who is a Highly Compensated Employee for a Plan Year shall be made under Code Section 414(q) and Regulations, including the following rules:

(i) Look-Back Year. “Look-Back Year” means the 12-month period immediately preceding the current Plan Year.

(ii) Top-Paid 20%. The following Employees are excluded before determining the top-paid 20% of Employees:

(A) Age and Service. Employees who have not attained age 21 or completed six months of service by the last day of the Look-Back Year;

(B) Part-Time/Seasonal. Employees who normally work less than 17 1/2 hours per week or normally work six months or less in any Plan Year;

(C) Nonresident Aliens. Employees who are nonresident aliens receiving no earned income from sources within the United States; and

(D) Collective Bargaining Employees. Employees covered by a collective bargaining agreement if more than 90% of all Employees are covered by a collective bargaining agreement and this plan excludes them.

(iii) Former Employees. A former Employee who was a Highly Compensated Employee at termination of employment or at any time after attaining age 55 shall be a Highly Compensated Employee at all times thereafter.

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(iv) Consistency. The determination of Highly Compensated Employees shall be applied consistently to the determination years of all qualified retirement and non-retirement plans maintained by the Employer (and any Related Employer) that begin with or within the same calendar year. For purposes of this provision, determination year means the plan year for which the determination of Highly Compensated Employees is being made.

2.5	Hour of Service.

(a) Definition. “Hour of Service” means each hour that an Employee is directly or indirectly paid or entitled to be paid by the Employer for the performance of duties during the applicable period. These hours will be credited for the period in which the duties are performed.

(b) Back Pay. Hours of Service include each hour for which back pay, irrespective of mitigation of damages, is awarded or agreed to by the Employer. Back pay hours shall be credited to the Employee for the period or periods to which the award or agreement pertains.

(c) No Duties Performed. For all purposes under this plan, an Employee shall be credited with the first 501 Hours of Service for which the Employee is directly or indirectly paid or entitled to be paid by the Employer (including back pay) for each single period of absence from work, even if no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military service, leave of absence, or other similar reasons, even if employment terminates. However, an Employee is not required to be credited with Hours of Service for periods in which no duties are performed if the Employee is compensated solely as required by worker’s compensation, unemployment compensation, or disability insurance laws. Hours described in this subsection (c) shall be credited to the Employee for the period in which payment is made or amounts payable to the Employee become due.

(d) Qualified Maternity or Paternity Absence. Only for purposes of determining whether the Employee has a Break in Service, an Employee shall be credited with the first 501 Hours of Service during a Qualified Maternity or Paternity Absence.

(i) Definition of Qualified Maternity or Paternity Absence. “Qualified Maternity or Paternity Absence” means an absence from work due to pregnancy of the Employee, birth of a child of the Employee, placement of a child with the Employee in connection with adoption of the child, or caring for a child immediately after the birth or placement of the child with the Employee.

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(ii) Credit. If necessary to avoid a Break in Service, Hours of Service shall be credited for the period in which the absence begins. If the hours are not necessary to prevent a Break in Service for that period, the hours shall be credited for the next period. Hours of Service are credited at the rate the Employee normally would have earned Hours of Service. If these hours cannot be determined, the hours shall be credited at the rate of eight hours per day of absence.

(e) Qualified Military Service. If employment terminates due to Qualified Military Service, the Employee shall be credited with Hours of Service for the hours the Employee would have been scheduled to work during the period of Qualified Military Service.

(i) Definition of Qualified Military Service. “Qualified Military Service” means the performance of duty, on a voluntary or involuntary basis, in a uniformed service under competent authority and includes active duty, active duty for training, initial active duty for training, inactive duty training, full-time National Guard duty, and a period for which a person is absent from a position of employment for the purpose of an examination to determine the fitness of the person to perform any such duty. For purposes of this definition, a uniformed service means the Armed Forces, the Army National Guard and the Air National Guard when engaged in active duty for training, inactive duty training, or full-time National Guard duty, the commissioned corps of the Public Health Service, or any other category of persons designated by the President in time of war or national emergency.

(ii) Qualification/Reemployment. To qualify for this credit, the Employee must return to employment with the Employer in accordance with and within the time limits established by the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”) (Chapter 43 of Title 38 of the United States Code).

(f) No Duplication. There shall be no duplication in the crediting of Hours of Service. An Employee shall not be credited with more than one Hour of Service for each hour paid at a premium rate.

(g) Non-Covered Employment. Hours of Service earned in employment with the Employer or a Related Employer that is not Covered Employment count toward Years of Eligibility and Vesting Service, but not toward Years of Benefit Service.

(h) Periods Credited. Generally, Hours of Service shall be credited as provided in Section 2530.200b of the ERISA Regulations. Hours of Service under (c) above shall be credited under the rules of this section and as provided in Section 2530.200b-2(b) of those Regulations. Hours of Service shall be credited to appropriate periods determined under the rules set forth in Section 2530.200b-2(c) of those Regulations.

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(i) Additional Hours. The Administrator may adopt additional written, uniform, and nondiscriminatory rules that credit more Hours of Service than those required under the rules set forth in this section.

(j) Predecessor Plan. If this plan is required to be treated as a continuation of the plan of a predecessor employer under Code Section 414(a), an Employee shall be credited with all Hours of Service credited to the Employee under the predecessor’s plan.

(k) Leased Employee. Hours of Service shall be credited for any period for which an individual is a Leased Employee or would have been a Leased Employee but for the requirement that the individual perform services as described in Section 3.4(a)(i) on a full-time basis for at least a one-year period.

(l) Equivalency. If an Employee is not paid on an hourly basis and records of hours worked are not maintained, Hours of Service shall be credited at the rate of 10 hours per day that the Employee would be credited with at least one Hour of Service under this section.

2.6 Person.

“Person” means an individual, committee, proprietorship, partnership, corporation, trust, estate, association, organization, or similar entity.

2.7 Plan Year.

“Plan Year” means the 12-month period beginning each January 1.

2.8 Related Employer.

“Related Employer” means (i) each corporation, other than the Employer, that is a member of a controlled group of corporations, as defined in Code Section 414(b), of which the Employer is a member; (ii) each trade or business, other than the Employer, whether or not incorporated, under common control of or with the Employer within the meaning of Code Section 414(c); (iii) each member, other than the Employer, of an affiliated service group, as defined in Code Section 414(m), of which the Employer is a member; and (iv) any other entity required to be aggregated with the Employer by Regulations under Code Section 414(o). An entity shall not be considered a Related Employer for any purpose under this plan during any period it is not described in (i), (ii), (iii), or (iv) in the preceding sentence.

2.9 Valuation Date.

“Valuation Date” means the last day of the Plan Year and any other date specified as a Valuation Date by the Administrator.

2-5

ARTICLE 3

Eligibility to Participate

3.1 Eligibility Requirements.

The eligibility requirements for participation in this plan are as to Regular Employees, the completion of one Hour of Service and as to all other Employees the completion of one Year of Eligibility Service. An Employee in Covered Employment shall become a Participant (“Participant”) on the first Entry Date following the date the Employee satisfies the eligibility requirements.

(a) Employee Definitions. “Employee” means an individual who is employed by the Employer or a Related Employer and who receives compensation for personal services to the Employer or Related Employer that is subject to withholding for federal income tax purposes. “Regular Employee” means an Employee who normally renders, or is scheduled to render, personal services for at least 1,000 hours per Plan Year.

(b) Entry Date. “Entry Date” means each January 1, or July 1.

(c) Year of Eligibility Service. “Year of Eligibility Service” means completion of at least 1,000 Hours of Service during an Eligibility Period. A Year of Eligibility Service is credited only at the end of the Eligibility Period.

An Employee who is credited with at least 1,000 Hours of Service in both the initial Eligibility Period and the second Eligibility Period (the Plan Year beginning during the initial Eligibility Period) shall be credited with two Years of Eligibility Service.

(d) Eligibility Period. The initial “Eligibility Period” means the 12-month period beginning on the date the Employee first has an Hour of Service. For an Employee who has a Break in Service due to termination of employment before completing the eligibility service requirements, the initial Eligibility Period begins on the date the Employee has an Hour of Service due to reemployment. The second “Eligibility Period” means the Plan Year beginning within the initial Eligibility Period. Each later Eligibility Period shall coincide with each later Plan Year.

(e) Breaks in Service. Breaks in Service under this article shall be determined by reference to Eligibility Periods.

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3.2 Requirement of Covered Employment.

If an eligible Employee is not employed in Covered Employment on the applicable Entry Date and the Employee’s Years of Eligibility Service are not canceled under Section 3.3(b), the Employee shall become a Participant on the first subsequent day on which the Employee has an Hour of Service in Covered Employment.

“Covered Employment” means all employment with the Employer except employment with a Related Employer, employment as a Leased Employee, employment in a unit of employees covered by a collective bargaining agreement which does not extend the Plan to Employees within the unit under which the Employer has engaged in good faith negotiations about retirement benefits, employment of individuals employed by Sebago, Inc. on the date of the asset acquisition by the Employer (except as provided under Schedule C-9 or unless the Employee is subsequently hired independently of the acquisition by the Employer), employment as an employee of Wolverine Colorado, Inc., a Delaware corporation, or employment as a nonresident alien receiving no earned income from sources within the United States or, for Employees hired on or after August 1, 2011, employment as a retail store Employee. “Covered Employment” also excludes any person who is classified by the Employer as other than an Employee even if it is later determined that the classification is not correct.

3.3 Participation Rules.

(a) Termination of Participation. Participation shall terminate upon the earliest of the date the Participant is not an Employee and has been paid the full amount due under this plan, the date of the Participant’s death, or the date the Participant’s Years of Eligibility Service are canceled under (b) below.

(b) Cancellation of Years of Eligibility Service. An Employee’s Years of Eligibility Service shall be canceled if the Employee’s vested percentage is zero and the Employee has at least five consecutive Breaks in Service.

(c) Resumption of Participation. If an Employee’s Years of Eligibility Service are canceled under (b) above, the Employee must satisfy the eligibility requirements of Section 3.1 again to participate or to resume participation in this plan. If the Years of Eligibility Service of a former Participant are not canceled, the former Participant shall resume participation immediately upon completion of an Hour of Service in Covered Employment.

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3.4 Leased Employee.

(a) Definition. “Leased Employee” means an individual described in and required to be treated as employed by the recipient under Code Sections 414(n) and 414(o) and Regulations. For this definition, the term recipient includes the Employer and any Related Employer for whom the individual performs services.

(i) Code Section 414(n). A Leased Employee under Code Section 414(n) is an individual who is not an Employee but who performs services for the recipient under the primary direction or control of the recipient, pursuant to an agreement between the recipient and a leasing organization, on a full-time basis for at least a one-year period.

(ii) Code Section 414(o). A Leased Employee includes a leased owner or a leased manager determined to be a Leased Employee under Code Section 414(o) and the Regulations.

(b) Exceptions. A Leased Employee shall not be treated as employed by the recipient if:

(i) Less Than 20%. Leased Employees determined under (a) above do not constitute more than 20% of the recipient’s non-highly compensated work force, and

(ii) Covered by Plan Described in Code Section 414(n). The individual is covered by a money purchase pension plan described in Code Section 414(n) maintained by the leasing organization with a nonintegrated employer contribution rate of at least 10% of compensation, immediate participation for all employees of the leasing organization, and full and immediate vesting. Immediate participation shall not be required for employees who received less than $1,000 in compensation from the leasing organization in each Plan Year during the four-year period ending with the current Plan Year. For purposes of this provision, compensation means Section 415 Compensation.

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ARTICLE 4

Contributions

4.1 Contributions/Amount.

Each Plan Year the Employer shall contribute to the trust an amount determined by a funding policy consistent with plan objectives and in accordance with the funding method adopted on the advice of the Actuary. The funding method shall not be changed except with the automatic or prior approval of the Internal Revenue Service. The Employer Contribution for any Plan Year need not be sufficient to fully fund any benefit. The Employer Contribution shall meet the minimum funding requirements of the Code, unless the Employer obtains a waiver of that requirement. Forfeitures shall be applied to reduce the cost of this plan in the calculations of the Actuary and shall not be applied to increase the benefits otherwise payable to a Participant.

4.2 Limits on Employer Contributions.

Employer Contributions for a Plan Year shall not exceed the amount allowable as a deduction under Code Section 404 and shall not exceed the full funding limitation under Code Section 412. A nondeductible Employer Contribution may be subject to a 10% excise tax.

4.3 Return of Employer Contributions.

(a) Mistake of Fact. Part or all of any Employer Contribution made by mistake of fact shall be returned to the Employer, upon demand, within one year after payment of the contribution.

(b) Nondeductible. Each Employer Contribution is conditioned on its deductibility under Code Section 404. A nondeductible Employer Contribution shall be returned to the Employer, upon demand, before the due date for the Employer’s federal income tax return for the taxable year for which the contribution was made or if later, within one year after the date of disallowance of the deduction. The portion of the contribution to be returned shall not exceed the amount determined to be nondeductible.

(c) Amount. The amount that may be returned shall be determined as of the Valuation Date coinciding with or most recently preceding the date of repayment. The amount shall be the excess of the amount contributed over the amount that is deductible or the amount that would have been contributed if the mistake of fact had not occurred. Earnings attributable to the excess amount shall not be returned. Losses attributable to the excess amount shall reduce the amount returned.

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4.4 Reduction of Contribution for Leased Employees.

If a Leased Employee becomes a Participant in this plan, the Employer Contribution shall be reduced by the Actuarially Equivalent value of contributions made by the leasing organization on behalf of the Participant to a qualified retirement plan for services performed by the Leased Employee for the Employer.

4.5 Timing of Contributions.

(a) Quarterly Payments. The Employer Contribution may be made at any time during the Plan Year to which it relates. When required by Code Section 412, the Employer shall contribute four equal, quarterly installments (not more than 15 days after the end of each quarter) during the Plan Year. If the Employer fails to pay the full amount of a required installment for a Plan Year, interest on the underpayment shall be charged in accordance with Code Section 412.

(b) Final Payment. The entire Employer Contribution shall be made by the due date (including extensions) of the Employer’s federal income tax return, but not later than 8 1/2 months after the end of the Plan Year unless the Employer obtains a waiver of the minimum funding requirement.

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ARTICLE 5

Amount of Benefits

5.1 Normal Retirement.

A Participant whose employment terminates, for reasons other than death or Disability, on the Participant’s Normal Retirement Date is eligible for a Normal Retirement Benefit.

(a) Normal Retirement Date. “Normal Retirement Date” means the date the Participant attains age 65.

(b) Normal Retirement Benefit. “Normal Retirement Benefit” means the Participant’s Accrued Benefit. The monthly Normal Retirement Benefit shall be not less than the amount of any Early Retirement Benefit to which the Participant was entitled if the Participant had retired at any time under the provisions of Section 5.2.

(c) Accrued Benefit. “Accrued Benefit” means a monthly pension benefit, payable as a Single Life Annuity, beginning on the first day of the month following the Participant’s Normal Retirement Date reduced by any charge.

(i) Base Monthly Amount. The monthly amount shall be the greater of:

(A) Unit. 1.6% of Average Monthly Compensation multiplied by the Participant’s Years of Benefit Service (not exceeding 30) less the Participant’s Monthly Social Security Allowance, or

(B) Flat Dollar. The applicable dollar amount set forth in Schedule B multiplied by the Participant’s Years of Benefit Service (not exceeding 30).

(ii) Monthly Social Security Allowance. A Participant’s Monthly Social Security Allowance shall be the lesser of:

(A)  3/4 Unit.  3/4 of 1% of the lesser of the Participant’s Final Average Monthly Compensation or Covered Compensation multiplied by the Participant’s Years of Benefit Service.

(B)  1/2 Benefit.  1/2 of the Participant’s Accrued Benefit calculated under 5.1(c)(i)(A) above but based upon the smallest of the Participant’s Monthly Average Compensation, Final Average Compensation or Covered Compensation.

If payment begins after normal retirement age but before Social Security Retirement Age, the monthly Social Security Allowance shall be reduced by .5555% (1/180th) for each month by which payment precedes the Participant’s attainment of Social Security Retirement Age.

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(iii) Covered Compensation. “Covered Compensation” is the monthly average of the Social Security taxable wage bases in effect for each of the 35 calendar years ending with the year in which the Participant attains Social Security Retirement Age assuming that the wage base is the same as that for the current year.

(iv) Final Average Compensation. “Final Average Compensation” means the monthly average of the Participant’s Compensation (not exceeding the Social Security Taxable Wage Base) for the three consecutive calendar years preceding retirement or earlier termination of employment.

(v) Preserved Benefits. A Participant’s Accrued Benefit shall not be less than:

(A) 1989. The Accrued Benefit determined under the terms of the Plan as of December 31, 1988, or

(B) 1994. The sum of the Participant’s Accrued Benefit as of December 31, 1993, (based on the then terms of the Plan and the Participant’s Credited Service and earnings) plus the benefit accrued since December 31, 1993.

(vi) Fresh Start Extended Wear Away. Benefit determined under 5.1(c)(i)(A) above shall be the greater of the actual benefit amount or the sum of the Adjusted Accrued Benefit and Future Service Benefit.

(A) 401(a)(17) Participant. A 401(a)(17) Participant is a Participant with accrued benefits before January 1, 1994, that were determined taking into account Compensation in excess of $150,000.

(B) Adjusted Accrued Benefit. The “Adjusted Accrued Benefit” shall mean the Participant’s Accrued Benefit determined as of December 31, 1993, determined without regard to the $150,000 Code Section 401(a)(127) compensation limit adjusted as permitted under Section 415(d) of the Code.

(C) Future Service Benefit. The “Future Service Benefit” shall be equal to the benefit computed under 5.1(c)(i)(A) above for Years of Benefit Service after December 31, 1993. In calculating the benefit:

(1) Less Than 30 Years. For a Participant who would have less than 30 Years of Benefit Service as of the later of December 31, 1993, or Normal Retirement Date, future service benefit credits shall equal the excess of 1.6% of Average Monthly Compensation multiplied by Years of Benefit Service after December 31, 1993. The Participant’s Monthly Social Security Allowance utilizing only Years of Benefit Service after December 31, 1993. The post-December 31, 1993, Years of Benefit Service shall not exceed the difference between 30 years and the Years of Benefit Service used in determining the Adjusted Accrued Benefit.

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(2) 30 Years or More. For a Participant not described in (1) above, the Future Service Benefit shall be determined by multiplying the excess of 1.6% of Monthly Average compensation multiplied by Years of Benefit Service (not exceeding 30) over the Monthly Social Security Allowance by a fraction. The numerator of the fraction is the Participant’s years of Benefit Service credited before December 31, 1993, and the denominator is the Participant’s total Years of Benefit Service at Normal Retirement Date.

(d) Average Monthly Compensation. “Average Monthly Compensation” means the monthly average of the Participant’s Compensation for the four consecutive Plan Years that yield the highest average during the 10-year period preceding the Participant’s Normal Retirement Date (or earlier termination of employment). A Participant’s Compensation for the calendar year of retirement or earlier termination of employment shall be annualized (based upon current pay plus non-deferral bonus).

(i) Less Than 4 Years. If the Participant does not have four complete consecutive Plan Years of Compensation, Average Monthly Compensation shall be the average of the Participant’s total Compensation during the Participant’s completed consecutive Plan Years of employment.

(ii) Calculation. The average shall be determined and expressed as a monthly amount by adding the Participant’s total Compensation for the period of four or fewer consecutive Plan Years and dividing the sum by 48 or by the lesser number of months of total service. Average Monthly Compensation shall be determined as of the date the Participant’s employment terminates.

(e) Compensation. “Compensation” means the gross salary or wages paid to a Participant in a Plan Year for personal services performed for the Employer that are required to be reported under Code Sections 6041, 6051, and 6052 (Wages, tips and other compensation as reported on Form W-2) for the Participant plus Elective Deferrals and any amount that is excluded from gross income pursuant to Code Section 125, but excluding, whether or not includable in income, reimbursements or other expense allowances, cash and noncash fringe benefits, moving expenses, deferred compensation, welfare benefits, and payments under the Wolverine World Wide, Inc. Executive Long Term Incentive Plan.

(i) Elective Deferrals. “Elective Deferrals” means any portion of the Participant’s income deferred and excluded from current taxation under Code Sections 401(k) (a qualified cash or deferred arrangement); 408(k)(6) (a simplified employee pension plan); 403(b) (a tax-sheltered annuity); 408(p)(2)(A)(ii) (a SIMPLE retirement plan); 457 (a deferred compensation plan of governments and tax-exempts); or 501(c)(18) (a pre-June 25, 1959, employee contributions only plan).

(ii) Adjusted Annual Compensation Limit. Compensation for any Plan Year shall not exceed the Annual Compensation Limit. For Plan Years beginning on or after January 1, 2002, the “Annual Compensation Limit” means $200,000 (as adjusted under Code Section 401(a)(17)(B)).

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If Compensation for any prior Plan Year is used to determine a Participant’s benefit accruing in a Plan Year beginning on or after January 1, 2002, the Participant’s Compensation for that prior Plan Year is subject to the Annual Compensation Limit. For this purpose, for Plan Years beginning before January 1, 2002, the Annual Compensation Limit is $200,000.

(iii) Compensation For Period of Qualified Military Service. Effective December 12, 1994, if a Participant returns from Qualified Military Service to employment with the Employer within the time limits established by USERRA, the Participant shall be treated as receiving Compensation from the Employer at the rate of pay the Participant would have received during the period of qualified military Service. If the Participant’s Compensation during the period of qualified Military Service cannot be determined with reasonable certainty, the Participant’s Compensation shall equal the Participant’s average compensation from the Employer for the 12-month period immediately preceding the Qualified Military Service (or, if shorter than 12 months, the period of employment immediately preceding the Qualified Military Service).

(iv) Commissioned Salesperson. Compensation, for a salesperson compensated on a commission basis, shall be 70% of the amount otherwise determined in this subsection.

(f) Benefit Service. A Participant shall earn a “Year of Benefit Service” for each full or fractional year of Credited Service to which the Participant was entitled under the terms of the Plan prior to January 1, 1976, and Plan Years after December 31, 1975, in which the Participant completes at least 1,000 Hours of Service in Covered Employment.

(i) Maximum. A Participant shall not be credited with more than 30 Years of Benefit Service.

(ii) Restoration. Notwithstanding the provisions of Section 6.4(b), if a Participant has completed at least four years of continuous employment at termination of employment and the Participant is reemployed after attaining age 55 and remains employed until attainment of Normal Retirement Age or subsequently is credited with at least 10 Years of Vesting Service, all years of the Participant’s Benefit Service (including those which would have otherwise been cancelled) shall be included in determining the Participant’s Benefit Service.

5.2 Early Retirement.

A Participant whose employment terminates, for reasons other than death or Disability, on or after the Participant’s Early Retirement Date and before the Participant’s Normal Retirement Date is eligible for an Early Retirement Benefit.

(a) Early Retirement Date. “Early Retirement Date” means the date the Participant attains age 60, or if later, the date the Participant completes 10 Years of Vesting Service.

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(b) Early Retirement Benefit. “Early Retirement Benefit” means the Participant’s Accrued Benefit determined as of the date that the Participant’s employment terminated. In determining the benefit under 5.1(c)(i)(A):

(i) Tentative Benefit. The tentative benefit shall be calculated utilizing what the Participant’s Years of Benefit Service (not exceeding 30) and Compensation would have been had the Participant continued in employment until the Normal Retirement Date.

(ii) Compensation. The Participant’s Compensation shall be assumed to have continued at the same amount immediately before the Participant’s early retirement.

(iii) Fraction. The tentative benefit shall be multiplied by a fraction. The numerator of the fraction shall be the Participant’s Years of Benefit Service at the Early Retirement Date (not limited to 30) and the denominator shall be the total number of Years of Benefit Service (not limited to 30) that the Participant would have had at Normal Retirement Date.

(c) Early Payment. If the Participant elects payment of the Early Retirement Benefit beginning earlier than the first day of the month after the Participant’s Normal Retirement Date, the monthly amount of the benefit shall be reduced for each additional month that the benefit is payable by the percentage determined below:

Percentage Reduction
1.6% or Dollar Formula	.3333 (1/3 of 1%)

Social Security Allowance First 60 months Preceding Social Security Retirement Age	.5555 (5/9% per month)

Social Security Allowance Next 60 months Preceding Social Security Retirement Age	.2777 (5/18% per month)

5.3 Late Retirement.

A Participant whose employment terminates or whose employment continues after the Participant’s Normal Retirement Date is eligible for a Late Retirement Benefit.

(a) Late Retirement Date. “Late Retirement Date” means the date that the Participant’s employment terminates or, if earlier, the Participant’s Required Beginning Date.

(b) Late Retirement Benefit. “Late Retirement Benefit” means a monthly pension benefit equal to:

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(i) Before Required Beginning Date. If the Participant’s employment terminates on or before the Participant’s Required Beginning Date, the greater of:

(A) Actuarially Equivalent. The monthly benefit that is Actuarially Equivalent to the Normal Retirement Benefit that would have been payable on the Participant’s Normal Retirement Date; or

(B) Additional Accrual. The monthly benefit that is determined as of the Late Retirement Date, including any additional benefits accrued for the period of employment after the Participant’s Normal Retirement Date.

(ii) After Required Beginning Date. If the Participant’s employment terminates after the Participant’s Required Beginning Date, the amount determined in (i) above reduced by the Actuarially Equivalent value of the total plan distributions made to the Participant up to the Participant’s Late Retirement Date.

5.4 Deferred Vested Retirement.

A Participant whose vested percentage is greater than zero and whose employment terminates before the Participant’s Normal or Early Retirement Date, for reasons other than death or Disability, is eligible for a Deferred Vested Benefit.

(a) Deferred Vested Benefit. “Deferred Vested Benefit” means the Participant’s Vested Accrued Benefit determined under Section 5.2(b) (Early Retirement Benefit).

(b) Vested Accrued Benefit. “Vested Accrued Benefit” means the Participant’s Deferred Vested Benefit multiplied by the Participant’s vested percentage. The nonvested portion of a Participant’s Accrued Benefit is the difference between the Participant’s Accrued Benefit and the Participant’s Vested Accrued Benefit.

(c) Early Payment. If the Participant is eligible to elect and elects payment of the Deferred Vested Benefit beginning earlier than the first day of the month after the Participant’s Normal Retirement Date, the monthly amount of the benefit shall be reduced for each additional month that the benefit is payable in the same manner as provided for early payment of the Early Retirement Benefit.

5.5 Death Benefits.

A death benefit shall be paid only as provided in this section.

(a) Death Before Vesting. If a Participant whose vested percentage is zero dies, a benefit shall not be payable under this plan.

(b) Death Before Annuity Starting Date. If a Participant who has a Vested Accrued Benefit dies before the Annuity Starting Date benefits, if any, will be paid as follows:

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(i) Surviving Spouse. If the Participant has a Surviving Spouse, the Surviving Spouse shall receive a QPSA unless the Surviving Spouse waives the QPSA and elects another available form of payment.

(A) Spouse Defined. “Spouse” means the husband or wife to whom the Participant was married at any specified time. A former Spouse shall not be a Spouse except to the extent specified in a QDRO.

(B) Surviving Spouse Defined. “Surviving Spouse” means the Spouse to whom the Participant was married at the time of death and who survives the Participant. If the Participant dies before benefit payments begin, “Surviving Spouse” means the Spouse to whom the Participant was married for at least 6 consecutive months at the Participant’s death and who survives the Participant.

(C) QPSA Defined. “QPSA” means a qualified pre-retirement survivor annuity that is a monthly Single Life Annuity payable to the Surviving Spouse of a Participant. The monthly amount of the QPSA is:

(1) Employee - 10 Years. If the Participant had three years of Vesting Service by December 31, 2003, and had completed at least 10 Years of Vesting Service and was an Employee on the Date of Death, 50% of the monthly pension which should have been provided under the standard form of payment computed as though the Participant had continued in covered Employment until the Normal Retirement Date based on his Average Monthly Compensation at the date of death.

(2) Non-Employee – 10 Years. If the Participant had three years of Vesting Service by December 31, 2003, was not employed but had completed at least 10 years of Vesting Service on the date of death, 50% of the Deferred Vested Benefit payable without reduction for early payment; or

(3) Other. As to any other Participant, 50% of the benefit that would have been payable to the Participant if the Participant had retired on the day before the Participant died and had elected to have benefit payments begin on the earliest permitted payment date in the form of an immediate QJSA. The monthly amount is subject to reasonable actuarial adjustments to reflect a payment earlier or later than the date as of which the QPSA was determined.

(ii) No Surviving Spouse. If the Participant does not have a Surviving Spouse, a benefit shall not be payable under this plan.

(c) Death After Annuity Starting Date. If a Participant who has a Vested Accrued Benefit dies after the Annuity Starting Date, the Beneficiary shall be paid any remaining benefits payable under the form of payment the Participant was receiving before death.

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(d) Death While Performing Qualified Military Service. If a Participant dies on or after January 1, 2007, while performing Qualified Military Service and the Participant was entitled to reemployment rights under USERRA immediately before the Participant’s death, the Participant’s Beneficiary shall be entitled to any additional benefits (including, without limitation, accelerated vesting, credit for service for vesting purposes, and any survivor benefit, but not including benefit accruals relating to the period of Qualified Military Service) that would have been provided under the plan had the Participant resumed employment with the Employer and then terminated employment due to death.

5.6 Pension Offsets.

The amount of any retirement benefit shall be reduced by payments (other than reimbursement for medical expenses) to the Participant.

(a) Workers Compensation. On account of disability due to injury or occupational disease for which an Employer is liable under workers compensation for occupational disease law received after becoming eligible for and meeting all requirements to commence benefits.

(i) Lump Sum. A lump sum payment of amounts under this paragraph shall be charged in full on a monthly basis against the benefit otherwise payable until the amount received is exhausted.

(ii) Offset Limited. A lump sum shall not be charged to the extent that the lump sum would have been previously exhausted if the Participant has been receiving benefits and the payment has been charged since the earlier of the Participant’s receipt of disability benefits or the date the Participant last completed an Hour of Service.

(b) Disability Pension. In the nature of a disability pension under Federal or State law (other than a military service pension, disability insurance benefits under the Social Security Act or payments under State law enacted pursuant to Title I of the Social Security Act).

Payments due to dismemberment or loss of sight or payments arising from disability provisions of group life insurance policies shall not reduce any retirement benefit.

5.7 Special Benefit Schedules.

The provisions of this Article (and, if necessary Articles 3 and 6) may be modified and superceded as specified in Schedule C to apply to any identified group or classification of Employees.

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5.8 Benefit Rules.

(a) Single Benefit. A Participant shall not receive more than one type of benefit in any month.

(b) Previously Paid Benefits. The amount of a benefit payable under this article shall be reduced by the amount of benefits previously paid to or with respect to the Participant, including a lump-sum payment of the Participant’s entire Vested Accrued Benefit after the Participant’s employment terminates. All reductions shall be computed on a uniform basis by calculating and offsetting the Actuarially Equivalent value of the benefit previously paid from the Participant’s final benefit.

(c) Transfer. A transfer between Covered Employment and any other employment with the Employer (including employment as a Leased Employee), or a transfer between the Employer and a Related Employer, is not termination of employment.

5.9 Maximum Annual Benefits.

The Annual Benefit accrued by or payable to a Participant in a Limitation Year, from all defined benefit plans maintained by the Employer and each Related Employer, may not exceed the lesser of the Defined Benefit Dollar Limit or the Compensation Limit. If the benefit that a Participant would otherwise accrue in a Limitation Year would produce an Annual Benefit in excess of the permissible amount under Code Section 415 and Regulations, the benefit shall be limited (or the rate of accrual reduced) to a benefit that does not exceed the limits. The limitations of this section apply for Limitation Years beginning on or after July 1, 2007, unless otherwise provided.

(a) Annual Benefit. “Annual Benefit” means a benefit payable annually in the form of a Single Life Annuity. Annual Benefit includes social security supplements described in Code Section 411(a)(9) and benefits transferred from another defined benefit plan (other than transfers of distributable benefits pursuant to Regulations Section 1.411(d)-4, Q&A-3(c)), but does not include benefits attributable to after-tax employee contributions or rollover contributions. The treatment of benefits that are transferred to this plan is determined pursuant to Regulations Section 1.415(b)-1(b)(3).

(b) Defined Benefit Dollar Limit. “Defined Benefit Dollar Limit” means $195,000, as adjusted, effective January 1 of each year, under Code Section 415(d) in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. The limit as adjusted under Code Section 415(d) will apply to Limitation Years ending with or within the calendar year for which the adjustment applies, however, a Participant’s benefit shall not reflect the adjusted limit prior to January 1 of that calendar year.

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(c) Compensation Limit. Effective for Limitation Years beginning after December 31, 2005, “Compensation Limit” means 100% of the average of the Participant’s Section 415 Compensation for the three consecutive years of service (or, if the Participant has less than three consecutive years, the Participant’s longest consecutive period of service, including fractions thereof, but not less than one year) that produce the highest average. The period for determining a year of service under this provision shall be the Plan Year.

(i) Termination of Employment. If a Participant’s employment terminates, the Participant’s highest average compensation shall be automatically adjusted by the cost-of-living adjustment factor under Code Section 415(d) in the manner prescribed by the Secretary of Treasury. The adjusted compensation amount shall apply to Limitation Years ending with or within the calendar year of the date of the adjustment, however, a Participant’s benefit shall not reflect the adjusted limit prior to January 1 of that calendar year.

(ii) Reemployment. If a Participant is subsequently reemployed following a termination of employment, the “Compensation Limit” for the Participant is the greater of (A) 100% of the average of the Participant’s Section 415 Compensation for the three consecutive years that produced the highest average determined at the time the Participant’s employment terminated (as adjusted under (i) above) or (b) 100% of average of the Participant’s Section 415 Compensation for the three consecutive years that produce the highest average determined by excluding all years for which the Participant performed no services for, and received no compensation from, the Employer or any Related Employer and by treating the years immediately preceding the date of termination and the years following the date of reemployment as consecutive.

(d) Section 415 Compensation. “Section 415 Compensation” means the gross salary or wages paid to a Participant in a Plan Year for personal services performed for the Employer that are required to be reported under Code Sections 6041, 6051, and 6052 (wages, tips and other compensation as reported on Form W-2) for the Participant. Differential wage payments as defined under Code Section 3401(h)(2) made by the Employer to an Employee with respect to any period during which the Employee is performing Qualified Military Service for a period of more than 30 days shall be included in Section 415 Compensation. Differential wage payments as described in the preceding sentence shall be included only for purposes of determining compliance with Code Section 415 and Regulations and in no event, notwithstanding any other provision of this plan to the contrary, shall any benefit under this plan be based on the differential wage payment.

(i) Inclusions. Section 415 Compensation includes:

(A) Elective Contributions. Elective contributions that are excluded from gross income by Code Sections 125, 132(f)(4), 402(g)(3) or 457;

(B) Deemed Section 125 Compensation. Elective contributions for payment of group health coverage that are not available to a Participant in cash because the Participant is unable to certify to alternative health coverage but only if the Employer does not request or collect information regarding the Participant’s alternative health coverage as part of the enrollment process for the group health plan;

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(C) Compensation Paid after Employment Terminates. For Limitation Years beginning on or after July 1, 2007, the following amounts provided they are paid by the later of 2 1/2 months after the Participant’s employment terminates or the end of the Limitation Year that includes the date of termination:

(1) Regular Compensation. Regular compensation for services performed during the Participant’s regular working hours, or compensation for services performed outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses or other similar payments, provided they would have been made had the Participant continued in employment with the Employer;

(2) Leave Cashouts. Payments made for unused accrued bona fide sick, vacation, or other leave that the Participant would have been able to use if employment had continued; or

(3) Deferred Compensation. Payments made pursuant to a nonqualified unfunded deferred compensation plan that would have been paid at the same time had employment continued, but only to the extent the payment is includible in the Participant’s gross income.

(ii) Limitation. Section 415 Compensation shall not exceed the Annual Compensation Limit.

(iii) Estimation. Until Section 415 Compensation is actually determinable, the Employer may use a reasonable estimate of Section 415 Compensation. As soon as administratively feasible, actual Section 415 Compensation shall be determined.

(e) Limitation Year. “Limitation Year” means the Plan Year. If the Limitation Year is amended to a different 12-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

(f) Aggregation Rules.

(i) General Rule. In accordance with Regulations Section 1.415(f)-1, all defined benefit plans maintained by the Employer and any Related Employer (as modified by Code Section 415(h)), all benefits under those plans, and Section 415 Compensation from the Employer and any Related Employer (as modified by Code Section 415(h)) shall be aggregated for purposes of applying this section and the remainder of this article. In applying the limitations of this article, if this plan is aggregated with another plan, a Participant’s benefits shall not be counted more than once in determining the Participant’s aggregate Annual Benefit pursuant to Regulations Section 1.415(f)-1(d)(1).

(ii) Terminated Plan. The benefits provided under a terminated defined benefit plan maintained by the Employer or any Related Employer shall be taken into account in applying the limitations of this article in accordance with Regulations Section 1.415(b)-(1)(b)(5).

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(iii) Formerly Affiliated Plan. A formerly affiliated plan shall be treated as a plan maintained by the Employer but the formerly affiliated plan shall be treated as if it had terminated immediately prior to the cessation of affiliation with sufficient assets to pay benefit liabilities under the plan and had purchased annuities to provide benefits. For purposes of this provision, a formerly affiliated plan is a plan that, immediately prior to the cessation of affiliation, was actually maintained by an entity that constitutes the Employer (as determined under Regulations Sections 1.415(a)-1(f)(1) and (2)) and immediately after the cessation of affiliation, is not actually maintained by the entity. Cessation of affiliation under the preceding sentence means the event that causes an entity to no longer be aggregated with the Employer under the affiliation rules described in Regulations Sections 1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary to an unrelated corporation) or that causes a plan to not actually be maintained by an entity that constitutes the Employer under the affiliation rules described in Regulations Sections 1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship to an unrelated corporation).

(iv) Predecessor Employer. If the Employer maintains a defined benefit plan that provides benefits accrued by a Participant while performing services for a former employer (for example, the Employer assumed sponsorship of the former employer’s plan or this plan received a transfer of benefits from the former employer’s plan), the Participant’s benefit under plan maintained by the former employer shall be treated as provided under a plan maintained by the Employer as provided under Regulations Section 1.415(f)-1(c). A former entity that existed before the Employer will be considered a predecessor employer with respect to a Participant if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(v) Previously Unaggregated Plans. In accordance with Regulations Section 1.415(f)-1(e), two or more defined benefit plans that were not required to be aggregated as of the first day of a Limitation Year will satisfy the requirements of Code Section 415 with respect to a Participant for the Limitation Year if the plans are aggregated later in that Limitation Year, provided that no plan amendments increasing benefits with respect to the Participant under either plan are made after the occurrence of the event causing the plans to be aggregated. Two or more defined benefit plans that are required to be aggregated pursuant to Code Section 415(f) during a Limitation Year subsequent to the Limitation Year during which the plans were first aggregated will satisfy the requirements of Code Section 415 with respect to a Participant for the Limitation Year if they are aggregated, provided there have been no increases in the Participant’s benefit (including increases as a result of increased compensation or service) under any of the plans at any time during which the plans have been aggregated.

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5.10 Adjustments to Maximum Annual Benefits.

The Annual Benefit and limitations described in Section 5.9 shall be adjusted in accordance with this section and applicable Regulations. The provisions of this section shall apply for Limitation Years beginning on or after July 1, 2007, unless otherwise provided.

(a) Annual Benefit Actuarial Adjustment.

(i) Actuarial Adjustment. Except as specified in (ii) below, an Annual Benefit payable in form other than a Single Life Annuity must be adjusted to the actuarially equivalent value of the Single Life Annuity in accordance with the following.

(A) Benefits Not Subject To 417(e). For any benefit paid in a form to which Code Section 417(e) does not apply, the actuarially equivalent value of the Single Life Annuity shall be the greater of (1) the annual amount of the Single Life Annuity (if any) payable to the Participant under the plan commencing at the same Annuity Starting Date as the form of benefit payable to the Participant, or (2) annual amount of the Single Life Annuity commencing at the Annuity Starting Date that has the same actuarial present value as the form of benefit payable to the Participant, computed using an interest rate assumption of 5% and the 417(e) Mortality Table for that Annuity Starting Date.

(B) Benefits Subject To 417(e). For any benefit paid in a form to which Code Section 417(e) applies, the actuarially equivalent value of the Single Life Annuity shall be determined as follows:

(1) After December 31, 2005. If the Annuity Starting Date occurs in a Limitation Year beginning after December 31, 2005, the value shall equal the greatest annual amount of the Single Life Annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the form of benefit payable to the Participant computed by: (i) using the interest rate and mortality table specified in this plan for adjusting benefits in the same form, (ii) using an interest rate assumption of 5.5% and the 417(e) Mortality Table, or (iii) using the 417(e) Interest Rate and the 417(e) Mortality Table and then dividing the result by 1.05.

(2) 2004 or 2005. If the Annuity Starting Date occurs in a Limitation Year beginning in 2004 or 2005, the value shall be the largest amount determined under (1) above using the actuarial equivalence factors specified in (i) and (ii) only.

(3) PFEA Transition Rule. Notwithstanding (2) above, if the Annuity Starting Date occurs after December 31, 2003 and before January 1, 2005, the value shall not be less than the greatest benefit determined by (i) using the interest rate and mortality table specified in this plan for adjusting benefits in the same form, (ii) using the 30-Year Treasury Rate as defined and determined under the provisions of this plan then in effect and the 417(e) Mortality Table, or (iii) using the 30-Year Treasury Rate on the last day of the last Limitation Year beginning before January 1, 2004 under the provisions of this plan then in effect and the 417(e) Mortality Table.

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(ii) No Actuarial Adjustment. Actuarial adjustments are not required for:

(A) Survivor Benefits. Survivor benefits payable to a Surviving Spouse under a QJSA to the extent such benefits would not be payable if the Participant’s benefit were paid in another form;

(B) Ancillary Benefits. Benefits that are not directly related to retirement benefits (such as a qualified disability benefit, preretirement incidental death benefits, and post-retirement medical benefits); and

(C) Automatic Benefit Increase. The inclusion in the form of benefit of an automatic benefit increase feature, provided the form of benefit is not subject to Code Section 417(e)(3) and would otherwise satisfy the limitations of Code Section 415(b) and Regulations, and in no event would the amount payable to the Participant under the form of benefit in any Limitation Year exceed the limits of Code Section 415(b) and Regulations applicable at the Annuity Starting Date, as increased in subsequent years pursuant to Code Section 415(d) and Regulations Section 1.415(d)-1. For purposes of the preceding sentence, an automatic benefit increase feature is included in a form of benefit if the benefit provides for automatic, periodic increases to the benefits paid in that form, such as a form of benefit that automatically increases the benefit annually according to a specified percentage or objective index, or a form of benefit that automatically increases the benefit to share favorable investment returns on plan assets.

(iii) Adjustment For Multiple Annuity Starting Dates. If a Participant has or will have payments commencing at more than one Annuity Starting Date, the limitations of Code Section 415 must be satisfied as of each of the Annuity Starting Dates, taking into account the benefits that have been or will be provided at all of the Annuity Starting Dates. In determining the Annual Benefit for such a Participant as of a particular Annuity Starting Date, the plan must actuarially adjust the past and future payments with respect to the benefits that commenced at the other Annuity Starting Dates. The determination of whether a new Annuity Starting Date has occurred is made pursuant to Regulations Section 1.415(b)-1(b)(1)(iii) and without regard to Regulations Section 1.410(a)(20), Q&A-10(d) (under which the commencement of certain distributions may not give rise to a new Annuity Starting Date).

(b) Adjustments to Defined Benefit Dollar Limit and Compensation Limit.

(i) Service Adjustment. If the Annual Benefit begins when the Participant has less than 10 years of participation (as defined below), the Defined Benefit Dollar Limit shall be multiplied by a fraction. The numerator of the fraction is the number of the Participant’s years of participation (not less than one) and the denominator is 10. If the Participant has less than 10 years of service (as defined below) when the Annual Benefit begins, the Compensation Limit shall be multiplied by a fraction. The numerator of the fraction is the number of the Participant’s years of service (not less than one) and the denominator is 10.

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(A) Year of Participation. A Participant shall be credited with a year of participation (computed to fractional parts of a year) for each Plan Year during which the Participant is credited with the service required for benefit accrual purposes beginning with the Plan Year in which the Participant first becomes a Participant.

(B) Year of Service. A Participant shall be credited with a year of service (computed to fractional parts of a year) for each Plan Year during which the Participant is credited with the service required for benefit accrual purposes taking into account only service with the Employer or a predecessor employer (as defined in Regulations Section 1.415(f)-1(c)).

(C) General Rules. A Participant who is permanently and totally disabled within the meaning of Code Section 415(c)(3)(C)(i) for a Plan Year shall be credited with a year of participation and/or service for that Plan Year. A Participant will not be credited with more than one year of participation and/or year of service for each Plan Year. If two or more defined benefit plans are required to be aggregated for a Limitation Year, periods that are counted as years of participation or years of service, as applicable, under any of the plans are counted in computing the reduction for the plans as aggregated.

(ii) Age Adjustment.

(A) Before Age 62. If the Annual Benefit begins before the date the Participant attains age 62 and the plan does not have an immediately commencing Single Life Annuity payable at both age 62 and the age of benefit commencement, the Defined Benefit Dollar Limit at that Annuity Starting Date is the annual amount of a benefit payable as a Single Life Annuity commencing on the Participant’s Annuity Starting Date that is the actuarially equivalent of the Defined Benefit Dollar Limit (as reduced under (i) above if necessary) with actuarial equivalence computed using an interest rate assumption of 5% and the 417(e) Mortality Table in effect for that Annuity Starting Date (and expressing the Participant’s age based on completed calendar months as of the Annuity Starting Date). If, however, the plan has an immediately commencing Single Life Annuity payable both at age 62 and at the age of benefit commencement, the Defined Benefit Dollar Limit at the Participant’s Annuity Starting Date is the lesser of (1) the reduced Defined Benefit Dollar Limit as determined under the preceding sentence or (2) the Defined Benefit Dollar Limit (as reduced under (i) above if necessary) multiplied by the ratio of the annual amount of the immediately commencing Single Life Annuity under the plan at the Participant’s Annuity Starting Date to the annual amount of the immediately commencing Single Life Annuity under the plan at age 62, with both annual amounts determined without applying the rules of Code Section 415.

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(B) After Age 65. If the Annual Benefit begins after the Participant attains age 65 and the plan does not have an immediately commencing Single Life Annuity payable at both age 65 and the age of benefit commencement, the Defined Benefit Dollar Limit at that Annuity Starting Date is the annual amount of a benefit payable as a Single Life Annuity commencing on the Participant’s Annuity Starting Date that is the actuarially equivalent of the Defined Benefit Dollar Limit (as reduced under (i) above if necessary) with actuarial equivalence computed using an interest rate assumption of 5% and the 417(e) Mortality Table in effect for that Annuity Starting Date (and expressing the Participant’s age based on completed calendar months as of the Annuity Starting Date). If, however, the plan has an immediately commencing Single Life Annuity payable both at age 65 and at the age of benefit commencement, the Defined Benefit Dollar Limit at the Participant’s Annuity Starting Date is the lesser of (1) the increased Defined Benefit Dollar Limit as determined under the preceding sentence or (2) the Defined Benefit Dollar Limit (as reduced under (i) above if necessary) multiplied by the ratio of the annual amount of the adjusted immediately commencing Single Life Annuity under the plan at the Participant’s Annuity Starting Date to the annual amount of the adjusted immediately commencing Single Life Annuity under the plan at age 65, with both annual amounts determined without applying the rules of Code Section 415. For this purpose, the adjusted immediately commencing Single Life Annuity under the plan at the Participant’s Annuity Starting Date is the annual amount of such annuity payable to the Participant computed disregarding the Participant’s accruals after age 65 but including actuarial adjustments, even if those actuarial adjustments are applied to offset accruals, and the adjusted immediately commencing Single Life Annuity under the plan at age 65 is the annual amount of such annuity that would be payable under the plan to a hypothetical participant who is age 65 and has the same accrued benefit (with no actuarial increases for commencement after age 65) as the Participant receiving the payment (determined disregarding the Participant’s accruals after age 65).

(iii) Mortality Adjustment. In adjusting the Defined Benefit Dollar Limit for the Participant’s Annuity Starting Date under (ii) above, no adjustment shall be made to reflect the probability of a Participant’s death between the Annuity Starting Date and age 62, or between age 65 and the Annuity Starting Date, if benefits will not be forfeited upon the Participant’s death before the Annuity Starting Date. To the extent that a forfeiture occurs upon the Participant’s death before the Annuity Starting Date, an adjustment must be made to reflect the probability of the Participant’s death. A forfeiture shall not be treated as occurring upon the Participant’s death If the plan does not charge Participants for providing the QPSA on the Participant’s death.

(c) $10,000 Minimum Benefit. A benefit shall not be deemed to exceed the Compensation Limit if benefits payable for a Limitation Year under any form of benefit with respect to the Participant under this plan and all other defined benefit plans (regardless of whether terminated) of the Employer and all Related Employers does not at any time exceed $1,000 multiplied by the Participant’s years of service or parts thereof (not to exceed 10) with the Employer and any Related Employer. This limitation shall be applicable only to a Participant who has never participated in a defined contribution plan maintained by the Employer or a Related Employer.

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(d) Grandfathered Annual Benefit. The maximum Annual Benefit shall be the greatest of the maximum Annual Benefit as specified in this Article that applies to a Participant at the time of application under Code Section 415, ERISA Section 2004, Section 235(g) of the Tax Equity and Fiscal Responsibility Act of 1982, Section 1106 of the Tax Reform Act of 1986, the Retirement Protection Act of 1994, Section 1449(a) of the Small Business Job Protection Act of 1996, Revenue Ruling 98-1, Section 611 of the Economic Growth and Tax Relief Reconciliation Act of 2001, Section 101 of the Pension Funding Equity Act of 2004, the Pension Protection Act of 2006, and Regulations under the acts and Final Regulations under Code Section 415, including all effective dates, transitional rules and alternate limitations contained in those acts and Regulations.

(e) Cost of Living Adjustment. If the Annual Benefit payable to a terminated Participant who has not received a complete distribution of the Participant’s Accrued Benefit is limited by either the Defined Benefit Dollar Limit or the Compensation Limit, such benefit, may, as determined by the Employer in a nondiscriminatory and uniform manner, be increased in accordance with the cost of living adjustments under Code Section 415(d).

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ARTICLE 6

Determination of Vested Percentage

6.1 Year of Vesting Service.

(a) Credit. An Employee shall be credited with a “Year of Vesting Service” for each Vesting Period in which the Employee completes at least 1,000 Hours of Service, including periods before the Employee became a Participant and before the original effective date of this plan.

(b) No Credit. An Employee shall not be credited with Years of Vesting Service for service before the date that ERISA became effective for this plan, if that service would have been disregarded under the rules of the plan then in effect with respect to breaks in service.

The “Vesting Period” for determining Years of Vesting Service and the existence of Breaks in Service under this article shall be the Plan Year.

6.2 Vested Percentage.

(a) Vesting Schedule. A Participant’s vested percentage shall be determined as follows:

Years of Vesting Service	Vested Percentage
Less than 5 years	-0	-
5 years or more	100%

(b) Normal Retirement Date. The vested percentage of a Participant who is employed in Covered Employment on the Participant’s Normal Retirement Date shall be 100%.

6.3 Cashout.

If a Participant’s employment terminates and the Participant’s vested percentage under Section 6.2(b) is zero, the nonvested amount shall be forfeited as of the date that the Participant’s employment terminates. If the former Participant is reemployed by the Employer or a Related Employer before the Participant has five consecutive Breaks in Service, the forfeited amount shall be restored as of the date the Participant is reemployed.

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6.4 Five Breaks in Service.

(a) Cancellation of Vesting Service. If an Employee whose vested percentage is zero has five consecutive Breaks in Service, the Participant’s Years of Vesting Service and years of Benefit Service credited before the Breaks in Service shall be permanently canceled except as provided in Section 5.1(f)(ii).

(b) Forfeiture of Nonvested Accrued Benefit. Unless previously forfeited, a Participant’s nonvested Accrued Benefit shall be permanently forfeited as of the end of the period that includes the Participant’s fifth consecutive Break in Service except as provided in Section 5.1(f)(ii).

6.5 Death After Termination/Lost Recipient.

(a) Death After Termination. If a Participant whose vested percentage is not 100% dies after termination of employment but before the Participant has five consecutive Breaks in Service, any nonvested amount shall be forfeited as of the date of the Participant’s death.

(b) Lost Recipient. If a Person entitled to a payment cannot be located after the Administrator has made a diligent search, the Participant’s account shall be forfeited as of the date the Administrator certifies to the Trustee that the Person cannot be located. The Participant’s Vested Accrued Benefit shall be restored to the Participant’s account if the Person entitled to the payment submits a written election of method of payment.

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ARTICLE 7

Payment of Benefits

7.1 Time of Payment.

Subject to the QJSA and QPSA provisions of this plan and the required distribution rules of Section 7.4, benefit payments shall begin not later than the time required under Code Section 401(a)(14). Notwithstanding the preceding sentence, a Participant may elect to defer benefit payments scheduled to begin at the Participant’s Normal Retirement Date or Late Retirement Date to any date not later than the Participant’s Required Beginning Date as defined in Section 7.4(a).

(a) Normal Retirement Benefit. The Normal Retirement Benefit shall begin on the first day of the month following the Participant’s Normal Retirement Date.

(b) Early Retirement Benefit. The Early Retirement Benefit shall begin on the first day of the month following the Participant’s Normal Retirement Date. The Participant may elect earlier payment beginning on the first day of any month following the Participant’s Early Retirement Date.

(c) Late Retirement Benefit. The Late Retirement Benefit shall begin on the first day of the month following the Participant’s termination of employment or, if earlier, the Participant’s Required Beginning Date.

(d) Deferred Vested Benefit. The Deferred Vested Benefit shall begin on the first day of the month following the Participant’s Normal Retirement Date. If the Participant had completed at least 10 Years of Vesting Service at termination of employment, the Participant may elect earlier payment beginning on the first day of any month following the date the Participant attains age 60.

(e) Death Benefit.

(i) Before Annuity Starting Date. The QPSA shall begin on the first day of the month following the Participant’s Normal Retirement Date. The Surviving Spouse may elect earlier payment beginning on the first day of the month following the date of death, or if later, the first day a Participant could have elected early payment of an Early Retirement Benefit or a Deferred Vested Benefit, if applicable.

(ii) After Annuity Starting Date. If the form of payment to the Participant provides for benefits after the Participant’s death, the continuing benefit shall be paid to the Beneficiary as provided.

(f) Disability Benefit. The Disability Benefit shall begin on the first day of the month following the date of Disability.

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(g) Immediate Payment.

(i) $1,000 or Less. If the Actuarially Equivalent present value of the Participant’s Vested Accrued Benefit or the Alternate Payee’s benefit payable under a QDRO is $1,000 or less and the Participant’s employment terminates for any reason, or the QDRO provides for immediate payment, the Administrator shall direct payment of the Actuarially Equivalent present value of the Participant’s Vested Accrued Benefit or the Alternate Payee’s assigned benefit in a lump sum as soon as administratively feasible following termination of employment for determination of a valid QDRO.

(ii) Over $1,000 But Not More Than $10,000. If the Actuarially Equivalent present value of the Participant’s Vested Accrued Benefit or the Alternate Payee’s benefit payable under a QDRO is more than $1,000 but does not exceed $10,000, and the Participant’s employment terminates for any reason and the Participant (and the spouse, if required) consent or the QDRO provides for immediate payment, the Administrator shall direct payment of the Actuarially Equivalent present value of the Participant’s Vested Accrued Benefit or the Alternate Payee’s assigned benefit in a lump sum as soon as administratively feasible after the Participant elects a lump sum payment or determination of a valid QDRO.

(h) QDRO. If the plan receives a QDRO, benefits to an alternate payee shall begin as specified in the QDRO, but not before benefits could have otherwise been payable.

“QDRO” means a qualified domestic relations order, as defined in Code Section 414(p), that is issued by a competent state court and that meets the following conditions:

(i) Alternate Payee. The alternate payee must be the Spouse or former Spouse or a child or other dependent of the Participant.

(ii) Reason for Payments. The payments must relate to alimony, support of a child or other dependent, or a division of marital property.

(iii) Contents. The QDRO must contain the name and address of the Participant and the alternate payee, the amount of benefits or percentage of the Participant’s Vested Accrued Benefit to be paid to the alternate payee, the Valuation Date as of which the amount or percentage is to be determined, and instructions concerning the timing and method of payment.

(iv) Restrictions. A QDRO may not require (A) this plan to pay more than the Actuarially Equivalent present value of the Participant’s Vested Accrued Benefit to the Participant and all alternate payees; (B) a method, payment date, or duration of payment not otherwise permitted under this article; or (C) cancellation of the prior rights of another alternate payee.

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(i) Plan Termination; Partial Termination. Benefits shall be paid in accordance with Article 12 as soon as administratively feasible following termination or partial termination of this plan.

7.2 Determination of Benefits.

The age of the individuals to whom benefits are payable shall be determined as of the date the benefit is payable. All forms of payment shall be Actuarially Equivalent to the benefit payable as a Single Life Annuity.

(a) Lump Sum. For purposes of determining the lump sum present value of a benefit:

(i) Interest Rate. The interest rate shall be the 417(e) Interest Rate. “417(e) Interest Rate” means the applicable interest rate determined in accordance with Code Section 417(e). The 417(e) Interest Rate shall be the interest rate determined under the preceding sentence for the month that is three months preceding the first day of the Plan Year that includes the Annuity Starting Date.

(ii) Mortality Table. The mortality table shall be the 417(e) Mortality Table. “417(e) Mortality Table” means the applicable mortality table prescribed by the Internal Revenue Service to be used for purposes of Code Section 417(e).

(b) Optional Forms. For purposes of determining the amount of optional forms of benefit, the interest rate shall be 8% and the mortality table shall be the 417(e) Mortality Table. The amount of an optional form of benefit shall not be less than the amount determined as of June 30, 2004.

7.3 Form of Payment.

(a) Standard Form. Generally, benefits under this plan shall be paid as follows:

(i) Married. If the Participant is married when benefit payments are to begin, the Participant’s benefit shall be paid as a QJSA unless the Participant waives the QJSA, with consent of the Spouse, and properly elects another available form of payment.

(A) Definition. “QJSA” means an immediate qualified joint and survivor annuity under which a reduced (compared to the amount of the Participant’s Vested Accrued Benefit payable as a Single Life Annuity) amount is payable to the Participant for life and 50% of the reduced amount is payable to the Surviving Spouse, if any, for life after the Participant’s death.

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(B) Monthly Payments. The monthly amount payable to the Participant and the monthly amount payable to the Surviving Spouse shall not increase after payments begin. The monthly payments under the QJSA shall be such that the value of the expected payments to the Participant and the Surviving Spouse is Actuarially Equivalent to the benefit payable as a Single Life Annuity.

(ii) Not Married. If the Participant is not married when benefit payments are to begin, the Participant’s benefit shall be paid as a Single Life Annuity, unless the Participant waives that form and properly elects another available form of payment.

(b) Optional Forms of Payment. Upon waiver of the QJSA (or Single Life Annuity for an unmarried Participant), the Participant may elect one of the following optional forms of benefit payment. Upon waiver of the QPSA by the Surviving Spouse, the Surviving Spouse may elect one of the following optional forms of benefit payment. A Beneficiary other than the Surviving Spouse shall not be permitted to elect an alternative form of payment. A lump sum shall be the only available optional form of benefit payment for payment prior to the Participant’s earliest Early Retirement Date.

(i) Single Life Annuity. A “Single Life Annuity” is a monthly benefit payable in equal installments for the life of the Participant or other individual with no payments to be made for any periods after the recipient’s death.

(ii) 75% or 100% Joint and Survivor Annuity. A 75% or 100% joint and survivor annuity is an Actuarially Equivalent monthly benefit payable to the Participant for life with a continuation of 75% or 100% of the Participant’s monthly benefit to the Surviving Spouse for the remainder of the Spouse’s life after the Participant’s death.

(iii) 60 or 120 Months Certain and Life Annuity. A 60 or 120 months certain and life annuity is an Actuarially Equivalent monthly benefit payable to the Participant for life while the Participant is alive. If the Participant dies before receiving 60 or 120 monthly payments, the Participant’s Beneficiary shall receive the monthly benefit the Participant was receiving until a total of 60 or 120 monthly payments have been paid.

(iv) Lump Sum. A lump sum is an Actuarially Equivalent benefit payable in a single payment, or if necessary, in one or more payments, within one taxable year of the recipient. The Actuarially Equivalent present value of a Participant’s Vested Accrued Benefit paid as a lump sum before a Participant’s Normal Retirement Date shall be Actuarially Equivalent to the Vested Accrued Benefit payable at Normal Retirement Date (without regard to any early retirement subsidies). The lump sum shall be available only if the Participant’s consent is not required pursuant to Section 7.6(f)(i) or for a QDRO or benefit for which the present value does not exceed $10,000.

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(c) Direct Transfer. A distributee may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan.

(i) Eligible Rollover Distribution. An eligible rollover distribution is a distribution of any portion of the balance to the credit of a distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent that the distribution is required under Code Section 401(a)(9); any hardship distribution; and any other distribution that is reasonably expected to total less than $200 during a year.

(ii) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), or a qualified trust described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution. An eligible retirement plan also includes an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. For any portion of an eligible rollover distribution consisting of after-tax contributions that are not includable in gross income, an eligible retirement plan is an individual retirement account or annuity described in Code Section 408(a) or 408(b), a qualified defined contribution plan described in Code Section 401(a) or 403(a) and effective January 1, 2007, a qualified defined benefit plan described in Code Section 401(a) or an annuity contract described in Code Section 403(b) that agrees to separately account for such portion (including attributable earnings).

(iii) Distributee. A distributee includes a Participant or former Participant, the Participant’s or former Participant’s Surviving Spouse, and the Participant’s or former Participant’s Spouse or former Spouse who is an alternate payee under a QDRO.

(iv) Non-Spouse Beneficiary. Effective January 1, 2007, a Beneficiary who is not a Spouse may elect to transfer all or any portion of a distribution deemed to be an eligible rollover distribution to an individual retirement account or annuity described in Code Section 408(a) or (b) that is established for the purpose of receiving the distribution on behalf of the designated Beneficiary and which is treated as an inherited IRA within the meaning of Code Section 408(d)(3)(C). Additional rules, including the determination of any distribution required under Code Section 401(a)(9), apply as provided under Code Section 402(c)(11) and Regulations and any other applicable guidance published by the Internal Revenue Service.

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7.4 Required Distribution Rules.

Subject to the QJSA and QPSA provisions, this section generally states the requirements of Code Section 401(a)(9) and the Regulations and shall take precedence over any other provision of this plan that permits payment at a later time or in a smaller amount. The provisions of this section apply to calendar years beginning on or after January 1, 2003. All payments shall be determined and made in accordance with the Regulations under Code Section 401(a)(9), including the minimum incidental benefit requirement under Code Section 401(a)(9)(G).

(a) Time of Distribution.

(i) Required Beginning Date. Unless payments begin earlier, the entire interest of the Participant must be distributed or distribution must begin not later than the Participant’s Required Beginning Date. “Required Beginning Date” means:

(A) 5% Owner. For a Participant who is a 5% Owner, the April 1 following the calendar year in which the Participant attains age 70 1/2. Once distribution begins to a 5% Owner, it shall continue even if the Participant ceases to be a 5% Owner.

(B) Non-5% Owner. For a Participant who is not a 5% Owner, the April 1 following the calendar year in which the Participant attains age 70 1/2, or, if later, following the calendar year in which the Participant’s employment terminates.

(ii) Death Before Required Beginning Date. If the Participant dies before the Required Beginning Date and before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A) Spouse is Only Beneficiary. If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary, then distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(B) Other Beneficiary. If the Participant’s Surviving Spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C) No Beneficiary. If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

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(D) Death of Spouse Prior to Payment. If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this section (other than (A) above), will apply as if the Surviving Spouse were the Participant.

For purposes of this provision and (d) below, distributions are considered to begin on the Participant’s Required Beginning Date (or, if (D) above applies, the date distributions are required to begin to the Surviving Spouse under (A) above). If annuity payments irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under (A) above), the date distributions are considered to begin is the date distributions actually commence.

(iii) Death After Required Beginning Date. If the Participant dies after the Required Beginning Date, or if earlier, the date payment begins in the form of an irrevocable annuity, payments shall be made at least as rapidly as benefit payments were being paid to the Participant before death.

(b) General Annuity Requirements.

(i) Annuity Payments. If benefit payments under this plan are paid in the form of an annuity, the annuity payments shall comply with the following requirements:

(A) Payment Intervals. The annuity payments will be paid in periodic payments made at uniform intervals not longer than one year;

(B) Payment Period. The distribution period will be over a life (or lives) or over a period certain not longer than the period described in (c) or (d) below;

(C) No Recalculation. Once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted; and

(D) Nonincreasing or Permissible Increase. Payments will either be nonincreasing or increase only as permitted under Regulation Section 1.401(a)9)-6, Q&A-14.

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(ii) Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under (a)(ii) above) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.

(iii) Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(c) Requirements For Annuity Distributions That Commence During Participant’s Lifetime.

(i) Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse. If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary, annuity payments to be made on or after the Participant’s Required Beginning Date to the designated beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2(c)(2) of Regulations Section 1.401(a)(9)-6, in the manner described in Q&A-2(c) of those Regulations, to determine the applicable percentage. If the form of distribution combines a joint and survivor annuity for the joint lives of the participant and a nonspouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

(ii) Period Certain Annuities. Unless the Participant’s Spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Regulations Section 1.401(a)(9)-9, Q&A-2, for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Regulations Section 1.401(a)(9)-9, Q&A-2, plus the

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excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the Annuity Starting Date. If the Participant’s Spouse is the Participant’s sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this section, or the joint life and last survivor expectancy of the Participant and the Participant’s Spouse as determined under the Joint and Last Survivor Table set forth in Regulations Section 1.401(a)(9)-9, Q&A-3, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the calendar year that contains the Annuity Starting Date.

(d) Requirements For Minimum Distributions Where Participant Dies Before Date Distributions Begin.

(i) Participant Survived by Designated Beneficiary. If the Participant dies before the date distribution begins and there is a designated beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in (a)(ii)(A) or (B) above, over the life of the designated beneficiary or over a period certain not exceeding:

(A) Annuity Starting Date After First Distribution Calendar Year. If the Annuity Starting Date is after the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(B) Annuity Starting Date Before First Distribution Calendar Year. If the Annuity Starting Date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year that contains the Annuity Starting Date.

(ii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii) Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution begins, the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary, and the Surviving Spouse dies before distributions to the Surviving Spouse begin, this section will apply as if the Surviving Spouse were the Participant, except that the time by which distributions must begin will be determined without regard to (a)(ii)(A) above.

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(iv) Payments to Surviving Child. Payments made to a Participant’s surviving child until the child reaches the age of majority, as determined under Regulations Section 1.401(a)(9)-6, Q&A-15, or the child dies, if earlier, may be treated as if such payments were made to the Surviving Spouse to the extent the payments become payable to the Surviving Spouse upon cessation of the payments to the child.

(e) Definitions.

(i) Designated Beneficiary. The designated beneficiary is the individual who is designated as the beneficiary under Section 7.6 and is the designated beneficiary under Code Section 401(a)(9) and Regulations Section 1.401(a)(9)-4.

(ii) Distribution Calendar Year. A distribution calendar year is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to (a) above.

(iii) Life Expectancy. Life expectancy is the life expectancy computed by use of the Single Life Table in Regulations Section 1.401(a)(9)-9, Q&A-1.

(f) Actuarial Increase. If benefit payments to a Participant who is not a 5% Owner begin on a Required Beginning Date that is later than the April 1 following the calendar year in which the Participant attains age 70 1/2, the benefit shall be actuarially increased to reflect the delay in payment to the date on which benefit payments commence.

The period for the actuarial increase shall begin on April 1 following the calendar year in which the Participant attains age 70 1/2 (or January 1, 1997, in the case of an Employee who attained age 70 1/2 prior to 1996) and shall end on the date on which benefits commence after termination of employment in an amount sufficient to satisfy Code Section 401(a)(9). The amount of the increase for the period for the actuarial increase must result in a benefit that is Actuarially Equivalent to the benefit payable on the April 1 following the calendar year in which the Participant attains age 70 1/2 plus the Actuarially Equivalent value of all additional benefits accrued after that date minus the Actuarially Equivalent value of any benefit payments made after that date. The actuarial increase is generally the same as, and not in addition to, the actuarial increase required for that same period under Code Section 411 to reflect a delay in payments after normal retirement, except that the actuarial increase required under Code Section 401(a)(9)(C) must be provided even during the period during which a Participant is in Section 203(a)(3)(B) Service.

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For purposes of Code Section 411(b)(1)(H), the actuarial increase will be treated as an adjustment attributable to the delay in payment of benefits after the attainment of normal retirement age. Accordingly, to the extent permitted under Code Section 411(b)(1)(H), the actuarial increase required under Code Section 401(a)(9)(C)(iii) may reduce the benefit accrual otherwise required under Code Section 411(b)(1)(H)(i), except that the rules on suspension of benefits are not applicable.

(g) TEFRA Election. Benefit payments may begin or may be made at the time and by the method specified in a TEFRA Election even if later than the Required Beginning Date. “TEFRA Election” means a written election made before January 1, 1984, pursuant to the transitional rules of Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982. An amendment or revocation of a TEFRA Election shall void the election, and the Participant’s benefits shall be paid pursuant to this article. Designation of a different or additional beneficiary shall not void a TEFRA Election if the designation does not directly or indirectly alter the time when benefits begin or the period over which benefits are to be paid.

7.5 Waiver of QJSA or QPSA; Election of Method and Time of Benefit Payments.

(a) Waiver of QJSA.

(i) Notice. At least 30 days, but not more than 180 days, before the Annuity Starting Date, the Administrator shall provide each Participant, in writing, a reasonable explanation of (A) the terms and conditions of the QJSA; (B) the Participant’s right to waive, and the effect of the waiver of, the QJSA; (C) the rights of the Spouse; and (D) the right to revoke, and the effect of a revocation of, a previous waiver of the QJSA.

(ii) Waiver. During the 180-day period before the Annuity Starting Date, a Participant may waive the QJSA, or the Single Life Annuity if the Participant is not married, and may revoke a prior waiver. A waiver of a QJSA shall not be effective unless the Spouse consents to the waiver. The Participant may revoke the waiver without the Spouse’s consent. The waiver may be in the form of a written election under (g) below containing the Spouse’s consent.

(b) Waiver of QPSA.

(i) Notice. The Administrator shall provide each Participant with a written notice containing an explanation of the QPSA and other benefits available upon the death of the Participant. The explanation shall be comparable to the explanation described above with respect to the QJSA. The notice shall be provided to each Participant within the period described below that ends last:

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(A) Age Related. The period beginning with the first day of the Plan Year that includes the date the Participant attains age 32 and ending with the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35; or

(B) Participation. A reasonable period that includes the date the Employee becomes a Participant. A reasonable period is the two-year period beginning one year before, and ending one year after, the occurrence of the described event.

If a Participant’s employment terminates before the Plan Year that includes the date the Participant attains age 35, notice shall be provided within the two-year period beginning one year before termination of employment and ending one year after termination of employment. If the Participant later returns to employment with the Employer, the applicable period for the Participant shall be redetermined.

(ii) Waiver. At any time during the period beginning on the first day of the Plan Year that includes the date a Participant attains age 35 (or the date the Participant’s employment terminates, if earlier) and ending on the earlier of the date the first payment is made to the Participant or the Participant’s death, the Participant may waive the QPSA with the written consent of the Spouse and elect an optional form of benefit payment. The waiver shall be in the form of a written election by the Participant and consent by the Spouse. The Participant may not designate a different Beneficiary without a new consent by the Spouse. If the Participant does not waive the QPSA during the Participant’s lifetime, the Spouse may waive the QPSA and elect an optional form of benefit payment at any time after the Participant’s death and before payment begins. A Participant or Spouse may waive the QPSA as to the entire benefit or any portion of the otherwise payable benefit.

(iii) Pre-Age 35 Waiver. A Participant who has not attained age 35 as of the last day of any current Plan Year may make a special waiver of the QPSA for the period beginning on the date of the waiver and ending on the first day of the Plan Year in which the Participant attains age 35. The waiver is subject to (i) and (ii) above except that the notice under (i) above must be provided to the Participant before the date of the waiver. The waiver shall not be valid unless the Participant receives the notice before the date of the waiver.

The QPSA shall be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after that date is subject to (i) and (ii) above.

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(c) Spousal Consent. A consent by a Spouse shall not be effective unless the consent is in writing, signed by the Spouse and witnessed by an individual designated for this purpose by the Administrator or by a notary public. The consent must acknowledge the effect of the waiver of the QJSA or the QPSA. If it is established to the satisfaction of the Administrator that the Spouse cannot be located or if other circumstances set forth in Regulations issued under Code Section 417 exist, the Spouse’s consent is not required. The consent is effective only with respect to the consenting Spouse and not with respect to a subsequent Spouse. Consent by the Spouse will be irrevocable with respect to the Participant’s election, waiver, or designation of a Beneficiary to which the consent relates.

(i) Specific Beneficiary or Form of Payment. The consent may be limited to payment to a specific alternate Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, and a specified form of payment. Any waiver after the revocation of a prior waiver or change of Beneficiary will require a new spousal consent.

(ii) General Consent. The consent may permit the Participant to designate a Beneficiary, or elect an optional form of benefit payment, or to change either or both without a further consent by the Spouse. This form of consent is not valid unless the Spouse expressly and voluntarily permits such designations and elections without any further spousal consent. The consent may be limited to certain Beneficiaries or to certain forms of payment.

(iii) Consent Not Required. This subsection (c) shall apply only to a Participant whose payments had not actually begun on or before August 23, 1984, who was alive on August 23, 1984, and who had at least one Hour of Service on or after September 2, 1974.

(d) Permitted Elections. To the extent permitted under this article and subject to waiver of the QJSA or QPSA, the Participant or other recipient may elect the method and time of payment. To the extent satisfied under subsections (a), (b), or (c), the requirements under (e) and (g) need not be met again.

(e) Participant Consent. If payment is due to termination of employment prior to the Participant’s Normal Retirement Date for any reason other than death, payment of benefits shall not begin without the Participant’s consent. The consent shall be given by an election of benefit payments. An election of payment shall be made within the 180-day period ending on the Annuity Starting Date.

(i) Notice. When consent is required, the Participant shall be notified of the right to elect benefit payments and the right (if any) to defer payments and the consequences of failing to defer. The written notice shall provide an explanation of the material features and relative values of the available forms of payment. The notice shall be provided at least 30 days and not more than 180 days before the Annuity Starting Date.

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(ii) Annuity Starting Date. “Annuity Starting Date” means the first day of the first period for which an amount is payable in any form. Generally, the Annuity Starting Date is the date on which benefit payments may begin after all conditions and requirements for payment have been met.

(A) Disability. The Annuity Starting Date for Disability Benefits shall be the date they begin if the Disability Benefit is not an auxiliary benefit. An auxiliary benefit is a Disability Benefit that does not reduce the benefit payable at Normal Retirement Date. Payment of a Disability Benefit that is an auxiliary benefit is disregarded in determining the Annuity Starting Date.

(B) Suspension of Benefits. If benefit payments are suspended pursuant to Section 7.9 for an Employee who continues to be employed without terminating employment and without receiving benefit payments under this plan, the date benefit payments start shall be the Annuity Starting Date for the Participant. Benefit payments that commence on the Participant’s Required Beginning Date and before the Participant terminates employment shall be disregarded in determining the Annuity Starting Date.

(f) Exceptions.

(i) Small Balance Exceptions. The waiver of the QJSA or QPSA and the Participant’s consent are not required with respect to a payment made when the Actuarially Equivalent present value of the Participant’s Vested Accrued Benefit is $5,000 (or such larger amount as may be specified in Code Section 411(a)(11)(A)) or less unless the distribution is one of a series of scheduled periodic payments and the Participant’s consent was required at the time the initial payment was made.

(ii) Waiver of Notice Period. Payments may commence less than 30 days after the notices required under (a)(i) and (e)(i) above are given, provided:

(A) Right to 30-day Period. The Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notices to consider the decision of whether or not to elect payment or to waive the QJSA and consent to a form of payment other than the QJSA;

(B) Election. The Participant, after receiving the notices, affirmatively elects an optional form of payment;

(C) Right to Revoke. The Participant is permitted to revoke the affirmative election until the Annuity Starting Date or, if later, at any time prior to the end of the 7-day period that begins the day after the notices are given to the Participant; and

(D) Benefit Payments. Benefit payments in accordance with the affirmative election do not commence before the end of the 7-day period described in (C) above.

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(g) Election Requirements.

(i) Time. The election shall be made not later than the date benefit payments begin or, if earlier, the date when benefit payments must begin. An election may be revoked or changed before benefit payments begin.

(ii) Form. An election shall be made in a form acceptable to the Administrator.

(iii) Other Conditions. An election shall become void upon the death of the Participant prior to the date the first monthly payment is required to be paid to the Participant. If a benefit is payable to a Surviving Spouse and conditioned upon the survival of and measured by the life of the Surviving Spouse, death of the Surviving Spouse prior to the date the first monthly benefit is required to be paid to the Participant shall void the election.

(h) Failure to Elect. If a Person fails to elect (or multiple recipients cannot agree):

(i) Method. The form of benefit payment shall be a QJSA or QPSA if the Participant is married or a Single Life Annuity if the Participant is not married.

(ii) Time. Benefit payments shall begin at the time specified in this article.

(i) Additional Information. The Administrator may require additional forms or information when required by law or deemed necessary or appropriate in connection with any benefit payment.

(j) No Reduction or Delay of Payments. An election or failure to elect shall not cause noncompliance with the QJSA or QPSA provisions, the requirements of Section 7.4, the requirements of Code Section 415, or the terms of a QDRO.

(k) No Retroactive Payment. Payment shall not be made for any period prior to the date the notice under (a)(i) is provided and the Participant has properly completed a written application for the benefit on the form provided for such purpose by the Administrator. If the written application as originally filed with the Administrator is not completed properly, benefit payments shall not begin until a properly completed application has been filed. If the notice under (a)(i) is properly provided to the Participant at the Participant’s Normal or Late Retirement Date and the Participant fails to make an election, the Participant shall be deemed to have made an election to defer payment to a later date, but not later than the Participant’s Required Beginning Date. If the Participant makes or is deemed to make an election to defer payment beyond the Participant’s Normal or Late Retirement Date, the amount of the benefit payment shall be Actuarially Equivalent to the benefit that would have been payable but for the deferral.

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7.6 Determination of Beneficiary.

A Participant’s Beneficiary and successor Beneficiaries are determined under this section. The determination of a designated beneficiary under Section 7.4 is not only determined under this section but also is subject to and determined under Code Section 401(a)(9) and Regulations. A Participant may designate or change a Beneficiary by filing a signed designation with the Administrator in a form approved by the Administrator. The Participant’s Will is not effective for this purpose.

(a) Beneficiary. “Beneficiary” means the Person designated by the Participant, or determined under this section, to receive the Participant’s benefits, if any, that are provided by this plan or by the form of payment in effect under this plan after the Participant’s death. The rules of this section apply to a designation by the Participant and in the absence of a valid designation or upon the failure of a designation by the Participant.

(b) Successor Beneficiaries. One or more successor Beneficiaries may be designated by the Participant or determined under this section.

(c) Married Participant; Spousal Consent. The Beneficiary of a married Participant shall be the Spouse unless the Spouse consents to designation of a Beneficiary other than the Spouse. If a married Participant designates or changes a Beneficiary other than the Spouse without the Spouse’s consent, the designation will be void. A consent that permits further designations without consent is void unless the consent expressly permits such designations without additional spousal consent.

(i) Consent. Consent by the Spouse must be voluntary and must acknowledge and accept the consequences of the designation of a Beneficiary other than the Spouse. Consent by the Spouse is irrevocable. The consent and acknowledgment must be witnessed by an individual designated by the Administrator or by a notary public. If the Spouse cannot be located or if any of the other exceptions set forth in Regulations issued under Code Section 417 apply, a consent is not required.

(ii) Successors. Spousal consent is not required for the designation or determination under this section of successor Beneficiaries to the Spouse.

(iii) Change of Marital Status. An existing Beneficiary designation by a Participant will be void upon the Participant’s subsequent marriage or remarriage unless the new Spouse consents to the designation.

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(d) Default Determination. If a Participant fails to designate a Beneficiary, or if there is no Beneficiary or successor at the Participant’s death or at any later payment date for the reason specified in (e) below or for any other reason, the Beneficiary shall be the surviving Spouse at the time of the Participant’s death and the Spouse’s estate with respect to any amount remaining undistributed at the subsequent death of the Spouse. If the Participant is not survived by a Spouse, the Beneficiary shall be the members of the first of the following classes with a living member on the date a benefit payment is due:

(i) Children. The Participant’s children, including those by adoption, dividing the distribution equally among the Participant’s children with the living issue of any deceased child taking their parent’s share by right of representation;

(ii) Parents. The Participant’s parents, dividing the distribution equally if both parents are living;

(iii) Brothers and Sisters. The Participant’s brothers and sisters, dividing the distribution equally among the Participant’s living brothers and sisters.

(e) Death of Beneficiary. If payment to one Beneficiary is pending or has begun and the Beneficiary dies before all payments have been made, the remaining payments shall be paid to the successor Beneficiary designated by the Participant or, if no successor Beneficiary has been designated, to the Beneficiary determined under (d) above. If payment is pending or has begun to more than one Beneficiary, payments shall continue to the survivor or survivors of them, and any amount remaining upon the death of the last survivor shall be paid to the successor Beneficiary designated by the Participant or, if no successor Beneficiary has been designated, to the Beneficiary determined under (d) above. Survivors shall include the issue of any deceased child who shall take the deceased child’s share by right of representation.

(f) No Surviving Beneficiary. If a deceased Participant has no surviving Beneficiary or successor Beneficiaries as designated by the Participant or as determined under (d) above on the date of the Participant’s death, or on any subsequent date on which a payment is due, all remaining payments shall be paid to the Participant’s estate, if then under the active administration applicable probate or similar laws, or if not, to those Persons who would then take the Participant’s personal property under the Michigan intestate laws then in force, and in the proportions provided by those laws, as though the Participant had died at that time.

(g) Alternate Payee. An alternate payee awarded an independent benefit under this plan shall be considered a Participant for purposes of determining the alternate payee’s Beneficiary under this section.

(h) Determination. The Administrator shall apply the rules of this section to determine the proper Persons to whom payment should be made. The decision of the Administrator shall be final and binding on all Persons.

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7.7 Facility of Payment.

A payment under this section shall fully discharge the Employer and Trustee from all future liability with respect to that payment.

(a) Minimum Payments. When the amount of a benefit payment is less than $25 per month, the Administrator may direct payment of accumulated amounts at less frequent intervals, but at least annually, in order to minimize the administrative expense of the payment.

(b) Incapacity. If a recipient entitled to a payment is legally, physically, or mentally incapable of receiving or acknowledging payment, the Administrator may direct the payment to the recipient; or, for the benefit of the recipient, to the recipient’s legal representative or any other Person who is legally entitled to receive payments on behalf of the recipient under the laws of the state in which the recipient resides; or to a custodian for the recipient under any applicable uniform transfers to minors act.

(c) Legal Representative. Neither the Employer nor the Trustee shall be required to commence probate proceedings or to secure the appointment of a legal representative.

(d) Annuity Contract Purchase. An annuity contract purchased and distributed by the plan shall comply with the requirements of this plan and shall be nontransferable.

7.8	Penalties.

The following penalties apply to payment of, or failure to make payment of, certain amounts under this plan.

(a) Payment Before Age 59 1/2. A Participant who receives a payment of benefits before attaining age 59 1/2 may be liable for an additional 10% federal income tax on any portion of the benefit payments included in gross income.

(b) Failure to Receive Minimum Payments. For a calendar year in which a Participant or Beneficiary fails to receive the minimum payments required under Code Section 401(a)(9), the recipient shall be subject to an additional tax equal to 50% of the difference between the minimum payments and the amount the recipient actually received.

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7.9 Suspension of Benefit Payments.

(a) Normal/Early Retirement Benefits. Normal or Early or Deferred Vested Retirement Benefits in pay status will be suspended at the first day of the first Plan Year following a Plan Year in which the Participant is credited with at least 500 Hours of Service.

(i) Resumption of Payment. If benefit payments have been suspended, payments shall resume at the earlier of the first day of the Plan Year following a Plan Year in which the Participant incurs a Break in Service or the month after the calendar month in which the Participant ceases to be employed. The initial payment upon resumption shall occur in the calendar month when payments resume and shall include any amounts withheld during the period between the cessation of employment and the resumption of payments.

(ii) Amount of Benefit Payment at Resumption of Payments. When a Participant whose retirement benefit payments have been in pay status and were then suspended ceases to be employed with the Employer and resumes receipt of benefit payments, the benefits shall be increased to the Actuarially Equivalent value of the benefits at the date payments were suspended (but not in excess of the maximum Annual Benefit).

(iii) Death During Suspension of Benefits. If a Participant dies while benefit payments are suspended, benefit payments to the Surviving Spouse or other Beneficiary shall be determined as if the Participant had ceased employment the day before death. If the Participant had begun receiving benefit payments before the suspension of benefit payments, payment to the Surviving Spouse or other Beneficiary shall be made in the manner required under the form of benefit payment the Participant elected before the suspension. If the benefit payments had been paid as a Single Life Annuity, the Surviving Spouse or other Beneficiary shall receive a lump-sum payment in the amount of the sum of the benefit payments suspended before the Participant died. If benefit payments had not begun before the suspension of benefits, the Surviving Spouse shall receive benefit payments under the death benefit or the QPSA.

(b) Disability. Disability Benefits shall be suspended:

(i) Employment. If the Employee engages in a regular occupation or employment (except for rehabilitation as determined by the Administrator) for remuneration or profit;

(ii) Recovery. If the Administrator determines on the basis of a medical examination that the Employee has sufficiently recovered to return to regular work; or

(iii) Refuse Examination. If the Employee refuses to undergo a medical examination ordered by the Administrator. The Employee shall not be required to undergo medical examinations more frequently than once during each six-month period or after attaining age 65.

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ARTICLE 8

Administration of the Plan

8.1 Duties, Powers, and Responsibilities of the Employer.

(a) Required. The Employer shall be responsible for:

(i) Employer Contributions.

(A) Amount. Determining the amount of Employer Contributions,

(B) Payment. Paying Employer Contributions (including additional contributions if necessary to correct an error); and

(C) Compliance. Determining that the amount and time of Employer Contributions comply with this plan;

(ii) Agent for Service of Process. Serving as the agent for service of process;

(iii) Trustee. Appointing the Trustee;

(iv) Amendment. Amending this plan and trust;

(v) Plan Termination. Revoking this instrument and terminating this plan and trust; and

(vi) Mergers; Spin-Offs. Merging this plan with another qualified retirement plan maintained by the Employer or dividing this plan into multiple plans.

(b) Discretionary. The Employer may exercise the following responsibilities:

(i) Investment Manager. Appointing one or more Investment Managers who shall have the power to acquire, manage, or dispose of any or all trust assets subject to:

(A) Functions. The functions of the Investment Manager shall be limited to those specified services and duties for which the Investment Manager is engaged, and the Investment Manager shall have no other duties, obligations, or responsibilities under this plan or trust;

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(B) Qualification. “Investment Manager” means a Person that is a registered investment adviser under the Investment Advisors Act of 1940, a bank (as defined in the Investment Advisors Act of 1940), or an insurance company licensed to manage, acquire, and dispose of assets of qualified retirement plans under the laws of more than one state; and

(C) Acknowledgment. A prospective Investment Manager must acknowledge in writing that it is a fiduciary with respect to this plan and trust;

(ii) Custodian. Appointing one or more agents to act as custodians of trust assets transferred to the custodian;

(iii) Alternate Administrator. Designating a Person other than the Employer as the Administrator; and

(iv) Payment of Administrative Expenses. Paying administrative expenses incurred in the operation, administration, management, and control of this plan or the trust. These expenses shall be the obligation of the trust unless paid by the Employer.

8.2 Employer Action.

An action required to be taken by the Employer shall be taken by its board of directors, by resolution of an authorized committee of the Board of Directors, or by a person authorized to act on behalf of the Employer.

8.3 Plan Administrator.

“Administrator” means the Employer or a Person designated by the Employer. The Administrator is a named fiduciary for operation and management of this plan and shall have the responsibilities conferred by ERISA upon the “Administrator” as defined in ERISA Section 3(16).

8.4	Administrative Committee.

(a) Appointment. The Employer may, but shall not be required to, appoint an administrative committee to perform the duties involved in the daily operation of this plan.

(b) Agent; Powers and Duties. The administrative committee is an agent of the Employer. The administrative committee shall have the powers and duties delegated to it by the Administrator.

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(c) Not Fiduciary. Except to the extent the administrative committee is expressly delegated a fiduciary responsibility with respect to this plan, the administrative committee will be responsible to the Employer for its actions and will not be a named fiduciary for operation and management of this plan.

(d) Membership. The number of members of the administrative committee shall be determined by the Employer and shall be not less than three nor more than seven. The Employer shall appoint the members of the administrative committee and may remove or replace them at any time.

(e) Records. The administrative committee shall keep records of its proceedings.

(f) Actions. The administrative committee shall act by a majority of its members then in office. Action may be taken either by a vote at a meeting or in writing without a meeting. Any or all members may participate in a meeting by a conference telephone or similar electronic equipment. Actions of the administrative committee may be evidenced by written instrument executed by the chairman or the secretary of the administrative committee.

(g) Report to Administrator. The administrative committee shall report to the Administrator when requested with respect to the administration, operation, and management of this plan.

(h) Compensation. Any member of the administrative committee who is an Employee shall serve without compensation.

(i) Conflict of Interest. Any member of the administrative committee who is a Participant shall not vote or act on a matter that relates solely to that Participant. If that Participant is the only member of the administrative committee, the necessary action shall be exercised by the Administrator.

8.5	Duties, Powers, and Responsibilities of the Administrator.

Except to the extent properly delegated, the Administrator shall have the following duties, powers, and responsibilities and shall:

(a) Plan Interpretation. Interpret all provisions of this instrument (including resolving an inconsistency or ambiguity or correcting an error or an omission);

(b) Participant Rights. Subject to Section 8.10, determine the rights of Participants and Beneficiaries under the terms of this plan and communicate that information to the Trustee;

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(c) Limits; Tests. Be responsible for determining that this plan complies with all limitations and tests (including, without limitation, nondiscrimination tests, coverage tests, and top-heavy tests) under the Code and Regulations and maintain records necessary to demonstrate compliance with such limits and tests;

(d) Benefits and Vesting. Determine which Participants are entitled to additional benefit accruals for a Plan Year, the amount of each eligible Participant’s Compensation for the Plan Year, and a Participant’s vested percentage;

(e) Errors. Correct an error, including (but not limited to) errors in the calculation of benefits, allocation of investment experience, or in determination of vesting or payment of a Participant’s benefits;

(f) Claims and Elections. Establish or approve the manner of making an election, designation, application, claim for benefits, and review of claims;

(g) Benefit Payments. Direct the Trustee as to the recipient, time payments are to be made or to begin, and the elected form of payment;

(h) QDRO Determination. Establish procedures to determine whether or not a domestic relations order is a QDRO, to notify the Participant and any alternate payee of this determination, and to administer benefit payments pursuant to a QDRO;

(i) Administration Information. Obtain to the extent reasonably possible all information necessary for the proper administration of this plan;

(j) Recordkeeping. Establish procedures for and supervise the establishment and maintenance of all records necessary and appropriate for the proper administration of this plan;

(k) Reporting and Disclosure. Prepare and (i) file annual and periodic reports required under ERISA and Regulations; and (ii) distribute disclosure documents including (but not limited to) the summary plan description, an explanation to recipients of payments eligible for rollover treatment, the summary annual report, Form 5500 series, requested and required benefit statements, and notices to Employees of applications for determination;

(l) Penalties; Excise Taxes. Report and pay any penalty tax or excise taxes incurred by this plan or the Employer in connection with this plan on the proper tax form designated by the Internal Revenue Service and within the time limits specified for the tax form;

(m) Advisers. Employ attorneys, “Actuaries” (an individual or firm employed to provide actuarial services for this plan), accountants, clerical employees, agents, or other Persons who are necessary for operation, administration, and management of this plan;

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(n) Expenses, Fees, and Charges. Present to the Trustee for payment (if not paid by the Employer) or reimbursement (if advanced by the Employer) all reasonable and necessary expenses, fees and charges, including fees for attorneys, Actuaries, accountants, clerical employees, agents, or other Persons, incurred in connection with the administration, management, or operation of this plan;

(o) Nondiscrimination. Apply all rules, policies, procedures, and other acts without discrimination among Participants;

(p) Bonding. Review compliance with the bonding requirements of ERISA; and

(q) Other Powers and Duties. Exercise all other powers and duties necessary or appropriate under this plan, except those powers and duties allocated to another named fiduciary.

8.6	Delegation of Administrative Duties.

The powers and duties of the Employer and the Administrator set forth in Sections 8.1 and 8.5 may be delegated to another fiduciary.

(a) In Writing. The written delegation shall specify (i) the date of the action and the effective date of the delegation; (ii) the responsibility delegated; (iii) the name, office, or other reference of each fiduciary to whom the responsibility is delegated; and (iv) if a responsibility is delegated to more than one fiduciary, the allocation of the responsibility among the fiduciaries.

(b) Acceptance of Responsibility. The delegation shall be communicated to the fiduciary to whom the responsibility is assigned, and written acceptance of the responsibility shall be made by the fiduciary. A fiduciary shall retain the responsibility until the fiduciary resigns or rejects the responsibility in writing, or the Administrator takes a superseding action.

(c) Conflict. If a fiduciary’s powers or actions conflict with those of the Administrator, the powers of and actions of the Administrator will control.

8.7	Interrelationship of Fiduciaries; Discretionary Authority.

A Person may serve in more than one fiduciary capacity with respect to this plan and trust.

(a) Performance of Duties. Each fiduciary shall act in accordance with this plan and trust. Each fiduciary shall be responsible for the proper exercise of its responsibilities.

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(b) Reliance on Others. Except as required by ERISA Section 405(b), each fiduciary may rely upon the action of another fiduciary and is not required to inquire into the propriety of any action.

(c) Discretionary Authority of Fiduciaries. Each fiduciary shall have full discretionary authority in the exercise of the powers, duties, and responsibilities allocated or delegated to that fiduciary under this instrument.

8.8	Compensation; Indemnification.

An Employee fiduciary who is compensated on a full-time basis by the Employer shall not receive compensation from this plan, except for reimbursement of expenses, unless permitted under a prohibited transaction exemption issued by the Department of Labor. The Employer shall indemnify and hold harmless each member of the Board of Directors and each Employee to whom fiduciary duties or other responsibilities for the operation and administration of this plan and trust have been assigned or delegated, from any and all claims, losses, damages, expenses, and liabilities arising from any action or failure to act with respect to any matter related to this plan and trust. Indemnification shall not apply if the action or inaction is due to gross negligence or willful misconduct. The Employer may purchase and maintain liability insurance covering itself, any Related Employer, and any other Person against claims, losses, damages, expenses, and liabilities arising from the performance or failure to perform any power, duty, or responsibility with respect to this plan and trust.

8.9	Fiduciary Standards.

Each fiduciary shall act solely in the interest of Participants and Beneficiaries:

(a) Prudence. With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent Person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(b) Exclusive Purpose. For the exclusive purpose of providing benefits and paying expenses of administration; and

(c) Prohibited Transaction. To avoid engaging in a prohibited transaction under the Code or ERISA unless an exemption for the transaction is available or obtained.

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8.10 Benefit Applications; Appeal Procedures.

(a) Application for Benefits. The Administrator will process an application for benefits by a Participant or Beneficiary and provide written notification of the determination to the Participant or Beneficiary not later than 90 days after receipt of the application unless the Administrator determines that special circumstances require an extension of time for processing the application.

(b) Notification of Adverse Determination for Application. Notification of an adverse determination shall be written in a manner that can be understood by the Participant or Beneficiary and shall include: (i) the specific reasons for the denial; (ii) specific reference to pertinent plan provisions on which the denial is based; (iii) a statement outlining additional material or information necessary to enable approval of the claim and the reasons why such material is necessary; and (iv) an explanation of the appeal procedures, including a statement of the Participant’s or Beneficiary’s right to initiate a lawsuit under ERISA Section 502(a) in the event of a denial on appeal.

(c) Appeal. Any Participant or Beneficiary asserting entitlement to a benefit different from the benefit approved by the Administrator in response to the application for payment, or who has received an adverse determination from the Administrator, whether relating to the amount, form of payment or time of payment, may, within 60 days after notice of the determination, file a written appeal for a full and fair review by the Administrator.

(d) Final Decision. The Administrator shall render a final determination and provide written notification to the Participant or Beneficiary within 60 days after receipt of the appeal, unless the Administrator determines that circumstances require an extension of time for processing the appeal.

(e) Notification of Adverse Determination on Appeal. Notification of an adverse determination on appeal shall be written in a manner that can be understood by the Participant or Beneficiary and shall include: (i) the specific reasons for the denial; (ii) specific reference to pertinent plan provisions on which the denial is based; (iii) a statement of the Participant’s or Beneficiary’s right to reasonable access to, and copies of, all documents, records and information relevant to the claim at no cost; and (iv) an explanation of the additional appeal procedures, if any are available, including a statement of the Participant’s or Beneficiary’s right to initiate a lawsuit under ERISA Section 502(a).

(f) Disability Claims. For the application and any appeal involving a claim for benefit payments due to Disability, the alternative and additional requirements and the shorter response times specified in Regulations Section 2560.503-1 shall apply.

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(g) Extensions. If the response time in (a) or (d) is extended, written notice of the extension must be provided within the original response period and the extension cannot be longer than the original response period – i.e., 90 or 60 days. Notice of the extension must specify the circumstances requiring the extension and the date by which the Administrator expects to complete the determination.

Except as provided in (f), the initial and extended response times in (d) are automatically extended, to the extent permitted under Regulations Section 2560.503-1(i), if appeals are processed by a committee or board that holds regular meetings at least quarterly.

(h) Full and Fair Review. A full and fair review provides the Participant or Beneficiary with (i) reasonable access to, and copies of, all documents, records, and information relevant to the claim at no cost, (ii) the opportunity to submit written comments, documents or information relating to the claim, and (iii) the right to have such comments, documents or information taken into account, even if not submitted or considered in the preceding determination.

(i) Authorized Representative; Hearings. A Participant or Beneficiary may designate an authorized representative to act on behalf of, or with, the Participant or Beneficiary at all stages of an appeal. There shall be no right to a hearing or other presentation before the Administrator or its committee. The Administrator or its committee may, in its sole discretion, require a hearing or other presentation if deemed necessary for full and fair review and adjudication of the claim.

8.11 Participant’s Responsibilities.

All requests for action of any kind by a Participant or Beneficiary under this plan shall be in writing, executed by the Participant or Beneficiary, sent to the Plan Administrator by registered mail, and shall be subject to any other plan rules applicable to any specific type of request.

8.12 Electronic Administration.

Notwithstanding the requirement set forth in this plan that certain transactions, notices, elections, consents and disclosures be evidenced in the form of written documentation, documentation for such transactions, notices, elections, consents or disclosures may be provided or obtained through electronic media to the extent consistent with Regulations and other guidance.

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ARTICLE 9

Investment of Funds

9.1 Investment Responsibility.

Except to the extent investment responsibility is granted to an Investment Manager, the Trustee shall have sole and complete authority and responsibility for the investment, management, and control of trust assets.

9.2 Authorized Investments.

The trust may be invested and reinvested in common or preferred stocks, bonds, mortgages, leases, notes, debentures, mutual funds, guaranteed investment contracts and other contracts and funds of insurance companies, other securities, and other real or personal property including, without limitation, the investments described in (a) below.

(a) Specific Investments.

(i) Interest-Bearing Deposits. The trust may be invested in deposits, certificates, or share accounts of a bank, savings and loan association, credit union, or similar financial institution, including a fiduciary, if the deposits bear a reasonable rate of interest, whether or not the deposits or certificates are insured or guaranteed by an agency of the United States Government.

(ii) Pooled Investment Funds. The trust may be invested through ownership of assets or shares in a common trust fund, pooled investment fund, mutual fund, or other commingled investment, including any pooled or common fund or mutual fund maintained, sponsored, or provided investment management services by, or otherwise associated with, the Trustee, custodian, or other fiduciary, or affiliate of the Trustee or custodian, that allows participation or investment by a trust fund established under a qualified retirement plan. For this purpose, the terms and provisions of the declaration of trust or other governing documents through which the common trust fund, pooled investment fund or mutual fund is maintained are incorporated in, and made applicable to, this plan.

(iii) Qualifying Employer Securities. The trust may be invested in Qualifying Employer Securities in an amount which, together with all other qualifying employer securities held by the trust on the date of the investment, does not exceed 10% of the fair market value of the trust. Fair market value shall be determined as of the most recent Valuation Date coinciding with or preceding the date of investment.

“Qualifying Employer Security” means stock of the Employer or a marketable obligation of the Employer, as defined in ERISA Section 407.

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(b) Right of Trustee To Hold Cash. The Trustee may hold a reasonable portion of the trust in cash pending investment or payment of expenses and benefits.

9.3	Commingled Investment.

The trust and separate accounts may be commingled for investment without distinction between principal and income.

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ARTICLE 10

Administration of the Trust

10.1	Duties and Powers of the Trustee.

(a) Duties of the Trustee. The Trustee shall be a named fiduciary having the following duties:

(i) Control, Manage, and Invest Assets. To control, manage, and invest trust assets;

(ii) Administrator’s Instructions. To carry out the instructions of the Administrator; and

(iii) Records; Reports. To maintain records and to prepare and file reports required by law or Regulations, other than those for which the Administrator is responsible under the terms of this plan.

(b) Powers of the Trustee. The Trustee shall have the following powers:

(i) Control Property. To hold, manage, improve, repair, and control all property, real or personal, forming part of the trust;

(ii) Asset Investment. To invest trust assets subject to the limitations in this plan;

(iii) Disposition of Asset. To sell, convey, transfer, exchange, partition, lease for any term (even extending beyond the duration of the trust), or otherwise dispose of a trust asset from time to time, in the manner, for the consideration, and upon the terms and conditions that the Trustee, in its discretion, determines;

(iv) Agents, Advisers, and Counsel. To employ and to compensate from the trust agents, advisers, and legal counsel reasonably necessary in managing the trust and advising the Trustee as to its powers, duties, and liabilities;

(v) Claims. To prosecute, defend, settle, arbitrate, compromise, or abandon all claims and demands in favor of or against the trust, with or without the assistance of legal counsel;

(vi) Vote Securities. To vote a corporation’s stock or other securities, either in person or by proxy, for any purpose;

(vii) Exercise Trust Rights. To exercise, refrain from the exercise of, or convey a conversion privilege or subscription right applicable to a trust asset;

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(viii) Collection. To demand, collect, and receive the principal, dividends, interest, income, and all other moneys or other property due upon trust assets;

(ix) Change of Structure. To consent to, oppose, or take another action in connection with a bankruptcy, composition, arrangement, reorganization, consolidation, merger, liquidation, readjustment of the financial structure, or sale of assets of a corporation or other organization, the securities of which may constitute a portion of the trust;

(x) Issue, Hold, or Register Securities. To cause securities or other property forming part of the trust to be issued, held, or registered in the individual name of the Trustee or its nominee; provided, however, any securities held in a nominee or street name must be held on behalf of the plan by (a) a bank or trust company that is subject to supervision by the US or a state, or a nominee of such bank or trust company; (b) a broker or dealer registered under the Securities Exchange Act of 1934, or a nominee of such broker or dealer; or (c) a clearing agency as defined in Section 3(a)(23) of the Securities Exchange Act, or its nominee;

(xi) Borrowing. To borrow money for the benefit of the trust without binding itself individually, and to secure the loan by pledge, mortgage, or creation of another security interest in the property;

(xii) Benefit Payments. To make benefit payments from the trust as directed by the Administrator;

(xiii) Expenses. Unless paid by the Employer, to pay from the trust all reasonable fees, taxes, commissions, charges, premiums and other expenses, including expenses described in Section 8.5(n) and reasonable fees of the Trustee and any other custodian or Investment Manager, incurred in connection with the administration of this plan or trust;

(xiv) Insure Assets. To insure trust assets through a policy or contract of insurance;

(xv) Incorporate. To incorporate (or participate in an incorporation) under the laws of any state for the purpose of acquiring and holding title to any property that is part of the trust;

(xvi) Depository. To keep any part of the trust on deposit with a custodian in the United States; and

(xvii) Other Acts. To perform all other acts the Trustee deems necessary, suitable, or desirable for the control and management of the trust and discharge of its duties.

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(c) Limitation on Duties and Powers of the Trustee. Unless properly delegated and assumed by agreement of the Trustee, the Trustee shall not be required to exercise a duty or power of the Employer, Administrator, or any other fiduciary under this instrument.

If an Investment Manager is appointed to manage and invest some or all of the trust assets, the Investment Manager shall have, and the Trustee shall not have, the specified duties and powers with respect to investment of trust assets subject to the Investment Manager’s control. The Trustee shall have no obligation or power to exercise discretionary authority or control with respect to investment of the assets subject to management by the Investment Manager or to render advice regarding the investment of such assets, unless required by ERISA Section 405. The Trustee shall not be liable for the investment performance of the assets subject to management by the Investment Manager. The powers and duties of the Trustee with respect to such assets shall be limited to the following:

(i) Custody and Protection. To act as custodian of the trust assets not transferred to the custody of the Investment Manager or another custodian, and to protect the assets in its custody from loss by theft, fire, or other cause;

(ii) Acquisitions. To acquire additional assets for the trust in accordance with the direction of the Investment Manager;

(iii) Dispositions. To sell or otherwise dispose of trust assets in accordance with the direction of the Investment Manager;

(iv) Accountings. To account for and render accountings with respect to the trust (except for assets held by another custodian);

(v) Authorized Actions. To take authorized actions for and on behalf of the trust in accordance with the direction of the Investment Manager; and

(vi) Ministerial and Custodial Tasks. To perform other ministerial and custodial tasks in accordance with the direction of the Investment Manager.

If trust assets are transferred to another custodian, that custodian shall have, and the Trustee shall not have, the foregoing duties and powers with respect to those assets.

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10.2	Accounting.

The Trustee shall maintain accurate and detailed records of all investments, receipts, disbursements, and other transactions for the trust. The records shall be available for inspection at all reasonable times by Persons designated by the Administrator.

(a) Report. As soon as administratively feasible after the last day of each Plan Year and each other date agreed to by the Administrator and the Trustee, the Trustee shall prepare and furnish to the Administrator a statement of account containing the information required by ERISA Section 103(b)(3).

(b) Judicial Settlement. A dispute concerning the Trustee’s records or statement of account may be settled by a suit for an accounting brought by a Person having an interest in the trust.

The accounting and reporting responsibilities shall not apply with respect to assets held by another custodian except to the extent assumed by the Trustee at the direction of the Administrator.

10.3	Appointment, Resignation, and Removal of Trustee.

The Trustee shall be at least one individual or eligible corporation with trust powers appointed in writing by the Employer and authorized to act as Trustee by ERISA and the Code.

(a) Resignation. The Trustee may resign with at least 60 days’ written notice to the Employer, effective as of the date specified in the notice.

(b) Removal. The Employer may remove the Trustee with at least 60 days’ written notice to the Trustee, effective as of the date specified in the notice.

(c) Successor Trustee. At least 10 days before the effective date of the resignation or removal, the Employer shall appoint a successor Trustee by written instrument delivered to the Trustee with the acceptance of the successor Trustee endorsed on the instrument.

(d) Effective Date of Resignation or Removal. The resignation or removal of the Trustee shall not be effective before the appointment is made and accepted by the successor Trustee. The parties, by agreement, may waive the time requirements.

(e) Procedure Upon Transfer. Upon the resignation or removal of the Trustee, the Trustee shall pay from the trust all accrued fees and expenses of the trust, including its own fees, and, as of the effective date of its resignation or removal, shall deliver a statement of account to the Administrator and the successor Trustee.

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(f) Earlier Transfer. In order to facilitate the prompt transfer of fiduciary responsibility and trust assets to the successor Trustee, the Administrator and the Trustee may agree upon a procedure by which the Trustee shall deliver all trust assets (less a reasonable reserve for fees and expenses) to the successor Trustee as soon as administratively feasible after receipt of notice of appointment of the successor Trustee and acceptance of trust by the successor Trustee. The Administrator and the Trustee may agree to the transfer of trust assets to the successor Trustee pending preparation and approval of the final trust accountings.

(g) Final Transfer. As soon as administratively feasible, the Trustee shall deliver the remaining trust assets to the successor Trustee, together with records maintained by the Trustee.

(h) In Kind Transfer. The Trustee shall consult with the Administrator concerning the liquidation of trust assets to be transferred for the purpose of determining the feasibility of the transfer of certain trust assets in kind before implementing the liquidation.

(i) Limitation on Liability of Successor. The successor Trustee shall not be liable for the acts or omissions of any prior Trustee.

10.4	Trustee Action.

Actions by a corporate Trustee shall be either by a resolution of its board of directors or by a written instrument executed by one of its authorized officers. Actions taken by any other Trustee shall be by a written instrument executed by the Trustee.

10.5	Exculpation of Nonfiduciary.

A transfer agent, brokerage, clearing house, insurance company, or any other Person that is not a fiduciary with respect to this plan and who has paid money or delivered property to the Trustee shall not be responsible for its application or for determining the propriety of the actions of the Trustee concerning the money or other property.

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ARTICLE 11

Amendment, Mergers, Successor Employer

11.1	Amendment.

The Employer may amend this plan and trust. An amendment may be retroactive or prospective, in the sole discretion of the Employer, except where prohibited by ERISA or the Code.

(a) Prohibitions. An amendment may be made without the consent of any other Person, except that an amendment shall not:

(i) Exclude Participant. Exclude an Employee who previously became a Participant;

(ii) Decrease Benefit. Decrease a Participant’s Vested Accrued Benefit, determined as of the later of the date the amendment is adopted or becomes effective, except as permitted by ERISA Section 302(c)(8) and Code Section 412(c)(8) (for Plan Years beginning on or before December 31, 2007), and Code Section 412(d)(2) (for Plan Years beginning after December 31, 2007);

(iii) Reduce Vested Percentage. Reduce a Participant’s vested percentage as of the later of the adoption of the amendment or the effective date of the amendment;

(iv) Vesting Schedule. Modify the vesting schedule for a Participant who was a Participant on the later of the effective date or the date of adoption of the amendment, except to increase the Participant’s vested percentage (for each Year of Vesting Service);

(v) Elimination of Protected Benefits. Eliminate any early retirement benefits and retirement-type subsidy under Code Section 411(d)(6)(B)(i) or any optional forms of distribution with respect to benefits attributable to service earned before the amendment, except as may be permitted under Code Sections 401(a)(4) and 411; and

(vi) Alter Duties. Alter the duties, responsibilities, or liabilities of the Trustee or the Committee without the consent of the affected party; and

(vii) Special Restrictions. Violate the special restrictions of Section 12.7.

(b) Notice. An amendment which provides for a significant reduction in future benefit accruals shall require at least 15 days prior notice to affected Participants and alternate payees under a QDRO before becoming effective.

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11.2 Amendment by WN&J.

(a) Authorized Amendments. Warner Norcross & Judd LLP (“WN&J”) adopted an amendment on June 30, 2006, which permits WN&J to amend this plan on behalf of the Employer for changes in the Code, Regulations, revenue rulings, other statements published by the Internal Revenue Service (including model, sample, or other required good faith amendments, but only if their adoption will not cause the plan to be individually designed), and for corrections of prior approved plans.

(b) Termination of Authority. WN&J will no longer have the authority to amend the plan on behalf of the Employer as of:

(i) Form 5300. The date the Internal Revenue Service requires the Employer to file Form 5300 as an individually designed plan as a result of an amendment by the Employer to incorporate a type of plan not allowable in the volume submitter program (as described in Revenue Procedure 2005-16); or

(ii) Individually Designed. The date the plan is otherwise considered an individually designed plan due to the nature and extent of amendments by the Employer.

(c) Authority Conditioned on Favorable Determination Letter. If the Employer is required to obtain a determination letter for any reason in order to maintain reliance on the advisory letter for the volume submitter plan, WN&J’s authority to amend this plan on behalf of the Employer is conditioned on the receipt of a favorable determination letter.

11.3 Merger of Plans.

This plan may be merged or consolidated, or its assets and liabilities may be transferred, in whole or in part, to another qualified retirement plan if:

(a) Preservation of Accrued Benefits. Each Participant’s Accrued Benefit would be equal to or greater than the Participant’s Accrued Benefit as of the date immediately before the merger, consolidation, or transfer, assuming that this plan had terminated at that time.

(b) Actuarial Statement. If required, at least 30 days before the merger, consolidation, or transfer, the Administrator shall file an actuarial statement of valuation, in accordance with Code Section 6058, that the requirements of (a) will be met upon consummation of the merger, consolidation, or transfer.

(c) Authorization. The Employer and any new or successor employer shall authorize the merger, consolidation, or transfer.

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11.4 Successor Employer.

If an Employer is dissolved, merged, consolidated, restructured, or reorganized, or if the assets of the Employer are transferred, this plan and trust may be continued by the successor, and in that event, the successor will be substituted for the Employer.

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ARTICLE 12

Termination

12.1 Right to Terminate.

(a) Employer. The Employer reserves the right to revoke this instrument and terminate this plan and trust. The right to terminate is subject to, and conditioned upon, proper and timely notice to the Participants before the effective date of plan termination, including, if applicable, advance notice of the effective date of an amendment which ceases the accrual of benefits under this plan.

(b) Pension Benefit Guaranty Corporation. Unless this plan meets the exception described in ERISA Section 4021(b)(13), termination of this plan is also subject to the requirements of the Pension Benefit Guaranty Corporation (“PBGC”). These requirements include:

(i) Intent to Terminate. A notice of the intention to terminate this plan to the affected parties at least 60 days and not more than 90 days before the proposed termination date;

(ii) PBGC Certification. An actuarial certification to the PBGC stating the projected amount of plan assets, the Actuarially Equivalent present value of Benefit Commitments, and either that this plan is projected to be sufficient for all Benefit Commitments or that this plan meets the criteria for a distress termination together with a certification by the Administrator of the accuracy of the information underlying the actuarial certification; and

(iii) Benefit Commitments. As soon as possible after issuance of the notice of intent to terminate, a notice to each Participant and Beneficiary of the amount of Benefit Commitments or benefits payable, the amount and availability of alternative benefits or forms of payment, and the specific personal data (retirement age, spouse’s age, and service) used to calculate the benefit. “Benefit Commitments” consist of all amounts set forth in subparagraphs (i)-(v) of Section 12.3(c).

12.2	Automatic Termination.

This plan shall automatically terminate, or partially terminate when applicable, and contributions to the trust shall cease upon the Employer’s legal dissolution or when required by ERISA or the Code.

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12.3 Termination or Partial Termination of Plan.

(a) Termination. Upon plan termination, the trust assets shall be liquidated over a reasonable period determined by the Trustee after consultation with the Administrator and, if covered by ERISA Section 4021(a), upon expiration of the statutory 60-day period after filing of the PBGC certification or extension of that period (for a standard termination), or upon the consent and approval of the PBGC (for a distress termination). The net assets (after provision is made for administrative expenses and expenses of liquidation) shall be applied and paid as provided in this section.

(b) Partial Termination. If there is a partial termination of this plan, trust assets representing the interests of affected Participants shall be segregated by the Trustee. The proportionate interest of the affected Participants shall be determined by the Actuary on the basis of the funding method used by this plan, the assumptions used by the Actuary in making actuarial valuations of this plan, and other factors as the Actuary deems appropriate and equitable.

(c) Priorities. Assets remaining after reserving sufficient assets to pay the expenses of administration and termination shall be applied as required under ERISA Section 4044 in the following order of priority:

(i) After-Tax Employee Contribution Benefits. First, to the portion of Participant’s Accrued Benefits derived from the Participant’s after-tax employee contributions.

(ii) Mandatory Contribution Benefits. Second, to the portion of Participant’s Accrued Benefits derived from Participants’ mandatory contributions. The amount of mandatory contributions shall be reduced by amounts paid to the Participant before the termination of this plan.

(iii) Benefits Payable. Third, to benefits payable to a Participant or Beneficiary who at the date which is three years before termination either had begun to receive benefit payments or would have begun receiving benefit payments had the Participant elected to retire and begin receiving benefits as of that date.

(A) Benefit. For this purpose, the benefit shall be the smaller of the benefit that was being received or the benefit that would have been received had the Participant retired based on the least benefit in effect during the five-year period ending at termination.

(B) Benefit Decrease. If benefits under this plan had been reduced during the three-year period ending at termination by amendment or due to the form of payment, the lowest payment received during that period shall be considered as the benefit that was being received three years before termination.

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(iv) Benefits Guaranteed. Fourth, to benefits to a Participant (or Beneficiary) if, on the effective date of plan termination, the Participant’s employment had terminated with a pension payable or the Participant would have had a pension payable had the Participant’s employment terminated other than by death on that date.

(A) Benefit. The benefit shall be the benefit not covered in the previous priority category which was provided by this plan at the date five years prior to the effective date of plan termination and a prorated portion of any benefit increase from that period to the effective date of termination. The prorated portion of a benefit increase shall be determined by multiplying the amount of the increase by 20% for each Plan Year that the increase was in effect.

(B) Limitation. A benefit payable under this subsection shall not be greater than the actuarial value of a monthly single life annuity benefit of $750 beginning at age 65. The amount shall be increased by cost of living and other adjustments after 1974.

(v) Other Vested Benefits. Fifth, to benefits to a Participant (or Beneficiary) if, on the effective date of plan termination, the Participant’s employment had terminated with a benefit payable or the Participant would have had a benefit payable had such Participant’s employment terminated other than by death on that date. The benefit shall be the benefit provided by this plan as in effect on the date of termination.

(vi) Other Nonvested Benefits. Sixth, to benefits to a nonvested Participant whose employment had not terminated as of the effective date of plan termination. The benefit shall be the Actuarially Equivalent present value of the Participant’s Accrued Benefit determined without regard to the vesting schedule under this plan.

(d) Rules For Application. The liability established by each priority shall be fully satisfied before provision for payment may be made under the next priority.

(i) Distress Termination. If the assets of the trust fund are insufficient to satisfy the benefits payable under priorities (c)(i) through (v), this plan shall be subject to the distress termination provisions of ERISA.

(ii) Insufficiency Within Priority. If the assets of the trust are insufficient within a priority to provide full benefits for all persons included within priorities (c)(i), (ii), (iii), (iv), and (vi), the benefits shall be proportionately reduced based upon the present value of the full benefit payable. If the insufficiency occurs in priority (c)(v), benefits in effect for the entire five-year period shall first be satisfied. Then benefit increases shall be satisfied in the chronological order of their effective dates.

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12.4 Effect of Termination or Partial Termination.

(a) Nonforfeitability. Upon termination or partial termination of this plan, the rights of all affected Participants to Accrued Benefits as of the date of termination shall be nonforfeitable, except to the extent that they are subject to limitations with respect to maximum benefits.

(b) Distribution. Upon satisfaction of the procedural termination (or partial termination) requirements, the Administrator shall direct payment of benefits under the payment provisions of this plan, providing the benefits, where appropriate or required, through the purchase of annuity contracts.

(c) Recourse Only Against Trust Assets. Except as required under ERISA, Participants shall not have recourse for the payment of Accrued Benefits as of the date of plan termination other than against the trust assets and the Employer shall have no further liability for contributions to this plan or for payment of benefits for affected Participants upon plan termination.

12.5	Reversion of Assets.

The Employer shall not receive an amount from the trust due to plan termination, except that, the Employer shall receive all amounts, if any, remaining after payment of the present value of (or application to purchase annuities to pay) the Benefit Commitments under this plan to Participants and Beneficiaries. Any excess remaining after payment or application of these amounts shall be considered to result from a variation between actual experience and expected actuarial experience.

12.6 Highest Paid Restriction.

(a) Restrictions on Termination. If this plan terminates, the benefit of any present or former Highly Compensated Employee shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

(b) Restrictions on Distributions. The benefits payable to any of the 25 present and former Highly Compensated Employees paid the most compensation in the current or any prior Plan Year shall be restricted to annual payments no greater than (1) the annual payment that would be made to or with respect to the Participant under a life annuity that is Actuarially Equivalent to the sum of the Participant’s Vested Accrued Benefit and the Participant’s other benefits under this plan (other than a social security supplement) plus (2) the amount the Participant is entitled to receive under a social security supplement.

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(i) Exceptions. The restriction shall not apply if: after payment of the benefit the value of the plan assets equals or exceeds 110% of the value of current liabilities as defined in Code Section 412(l)(7); the value of the benefits for the Participant is less than 1% of the value of current liabilities before distribution; the value of the benefit payable does not exceed the amount described in Code Section 411(a)(11)(A); or the plan terminates and the benefit is nondiscriminatory under Code Section 401(a)(4).

(ii) Benefit. For purposes of the restriction, the Participant’s benefit includes loans in excess of the amount set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values paid to a Participant, and any death benefits not provided for by insurance on the Participant’s life.

(c) Payment of Restricted Benefit in Full. A Participant’s otherwise restricted benefit may be paid in full if the Participant enters into a written agreement with the Administrator to secure repayment of the restricted amount. The restricted amount is the excess of the amount paid to the Participant (accumulated with reasonable interest) over the amount that could have been paid under the restriction (accumulated with reasonable interest). The Participant may secure repayment of the restricted amount by one of the following methods.

(i) Deposit in Escrow. The Participant may deposit in escrow, with an acceptable depository, property having a fair market value equal to at least 125% of the restricted amount. The escrow arrangement may permit the Participant to withdraw amounts in excess of 125% of the restricted amount. If the market value of the property falls below 110% of the remaining restricted amount, the Participant must deposit additional property to bring the value of the property held by the depository up to 125% of the restricted amount. The escrow arrangement may provide that the Participant may have the right to receive any income from the property placed in escrow, subject to the Participant’s obligation to deposit additional property.

(ii) Letter of Credit. The Participant may provide a bank letter of credit in an amount equal to at least 100% of the restricted amount.

(iii) Bond. The Participant may post a bond equal to at least 100% of the restricted amount. If a bond is posted, the bond must be furnished by an insurance company, bonding company or other surety for federal bonds.

A surety or bank may release any liability on a bond or letter of credit in excess of 100% of the restricted amount. If the Administrator certifies to the depository, surety, or bank that the Participant (or the Participant’s estate) is no longer obligated to repay any restricted amount, a depository may redeliver any property held under the escrow arrangement, and a surety or bank may release any liability on the Participant’s bond or letter of credit. The Administrator shall make such a certification only upon an occurrence described in (b)(i) above.

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(d) Payments Prior to January 1, 1994. Payments that were made or began before January 1, 1994, and that were restricted under Regulations Section 1.401-4(c) will not continue to be restricted unless the payments also would be subject to restriction under the rules of this section. Any payment that remains restricted will be restricted in accordance with Regulations Section 1.401-4(c), but the Participant may receive payment of an amount in escrow or release of any bond or letter of credit if the amount could be released under either Regulations Section 1.401-4(c) or 1.401(a)(4)-5(b).

12.7 Special Restriction.

If the Plan is terminated or merged during the period from a Restricted Date to the following Unrestricted Date (“a Restricted Period”), the provisions of this section shall govern any termination, partial termination or merger or consolidation of the Plan.

(a) Restricted Date. “Restricted Date” means the first date on which the Employer enters into an agreement which could constitute a Change in Control; a person (including the Employer) publicly announces an intention to take or consider taking actions which would, if consummated, constitute a Change in Control; a Person (other than the Trustee or a fiduciary holding Employer securities under an employee benefit plan or any entity owned directly or indirectly by shareholders of the Employer in substantially the same proportions as their ownership of the Employer) increases beneficial ownership of the combined voting power of the Employer’s then outstanding securities by 5% or more over the percentage owned on May 19, 1987, and after the increase the Person holds as beneficial owner, directly or indirectly, 9.5% or more of securities of the Employer; or the Board of Directors of the Employer adopts a resolution to the effect that a Potential Change in Control has occurred for purposes of this Agreement.

(b) Change in Control. “Change in Control” means:

(i) the acquisition of 20% or more of either (1) the then outstanding shares of common stock of the employer or (2) the combined voting power entitled to vote for the Board of Directors of the Employer, excluding: (A) an acquisition by the Employer, (B) an acquisition by an employee benefit plan (or related trust) of the Employer, (C) an acquisition where, afterwards the ownership is substantially the same (in accordance with (1), (2), and (3) of subsection (iii) of this Section), or (D) an acquisition by an executive or group of executives of the Employer;

(ii) a change in majority of the incumbent Board of Directors of the Employer as of May 9, 1987, except that a board member approved by a three-quarters vote of the directors shall be defined as an incumbent and a board member elected out of a proxy contest is deemed not to be an incumbent;

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(iii) approval by the stockholders of the Employer of a reorganization, merger, consolidation plan of complete liquidation or distribution or sale of substantially all of the Employer’s assets unless the ownership afterwards is substantially the same including, (1) more than 50% of common stock and voting power is the same and in roughly the same proportion, (2) no Person except the Employer, an Employer employee benefit plan (or related trust) or stockholder who held 20% before such transaction, owns 20% of the common stock or voting power of the new company, and (3) at least a majority of the new board members were members of the incumbent board.

(c) Unrestricted Date. “Unrestricted Date” means the last day of the two-year period following the Restricted Date.

(d) Termination/Partial Termination. Upon termination (or partial termination) during a Restricted Period, if assets remain in the Trust which could otherwise be reverted to the Employer, the assets shall instead be applied:

(i) Retiree Benefits. First, to the purchase of retiree medical and life insurance to Participants and their beneficiaries in full (or partial prorata) satisfaction of the Employers’ obligation then existing obligation; and

(ii) Benefit Increase. To increase benefits on a prorata basis to Participants and beneficiaries to the maximum extent permissible under the Plan.

(e) Merger Consolidation. If the Plan is merged or consolidated with another plan or a transfer of plan assets and liabilities is effected during a Restricted Period:

(i) Full Vesting. The Accrued Benefit of each Participant whose benefit may be affected and is in Covered Employment on the proposed effective date of the merger, consolidation or transfer shall be fully vested.

(ii) Benefit Increase. The vested accrued benefit of each Participant or beneficiary shall be increased under subsection (d) above (including retiree benefits) as though the Plan had terminated immediately prior to the effective date of the merger, consolidation or transfer shall be fully vested.

(iii) Payment/Purchase. The increased fully-vested benefit provided by this Section shall be satisfied before the consummation of the merger, consolidation or transfer by, at the Participant or beneficiary’s election: a lump sum payment of the present value of the benefits calculated on a termination basis or by the purchase of an annuity contract which represents an irrevocable commitment to satisfy the increased, fully-vested benefit and satisfies applicable provisions of law regarding selection of an annuity provider.

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(f) Amendment. During a Restricted Period, the Plan my not be amended to:

(i) Adversely Impact. Adversely affect the computation or amount of or entitlement to benefits under this Section including any adverse change in or to: the rate at which benefit accrue or vest; the determination of compensation; optimal forms of payment; the time of commencement of benefits; or actuarial factors utilized to compute benefits.

(ii) Modify Section 12.7. Modify this Section 12.7 without the consent of a majority of the Participants in Covered Employment immediately prior to the Restricted Date in both number and interest (calculated based upon the present value of the benefits provided by this Section).

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ARTICLE 13

General Provisions

13.1 Spendthrift Provision.

An interest in the trust shall not be subject to assignment, conveyance, transfer, anticipation, pledge, alienation, sale, encumbrance, or charge, whether voluntary or involuntary, by a Participant or Beneficiary except under a QDRO or as permitted in subsection (a) or (b).

(a) Not Security. An interest shall not provide collateral or security for a debt of a Participant or Beneficiary or be subject to garnishment, execution, assignment, levy, or to another form of judicial or administrative process or to the claim of a creditor of a Participant or Beneficiary, through legal process or otherwise, except for a claim under a voluntary revocable assignment permitted by Regulation Section 1.401(a)-13.

(b) Crimes and ERISA Violations. A Participant’s interest in the trust may be offset to pay an amount that the Participant is required to pay to the plan for certain crimes and ERISA violations in accordance with the following rules:

(i) Express Provision. An offset may be made if it is expressly provided for by:

(A) Judgment of Conviction. A judgment of conviction for a crime involving this plan;

(B) Civil Judgment. A civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of the fiduciary responsibility provisions under ERISA; or

(C) IRS/PBGC Settlement. A settlement agreement between the Participant and the Internal Revenue Service or Pension Benefit Guaranty Corporation in connection with a violation (or alleged violation) of the fiduciary responsibility provisions under ERISA by a fiduciary or any other person.

(ii) Spousal Consent. A Participant’s interest in the trust shall not be offset if the Participant has a Spouse on the date of the offset unless the QJSA and QPSA have been waived or the Spouse consents in writing to the offset. The consent must be witnessed by an individual named by the Administrator or by a notary public. If the Spouse cannot be located or if other circumstances set forth in Regulations issued under Code Section 417 exist, the consent is not required.

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(iii) Waiver of Consent Requirement. The consent of the Spouse is not required if the judgment or settlement agreement in (i) above:

(A) Payment Ordered. Orders or requires the Spouse to pay an amount to this plan in connection with a violation of the fiduciary responsibility provisions under ERISA; or

(B) Rights Retained. Retains the Spouse’s right to the QJSA or QPSA determined in accordance with Code Section 401(a)(13)(D).

(c) Attempts Void. Any other attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of benefits payable, before actual receipt of the benefits, or a right to receive benefits, shall be void. The trust shall not be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of a Person entitled to benefits. The benefits and trust assets under this plan shall not be considered an asset of a Participant or Beneficiary in the event of insolvency or bankruptcy.

13.2 Effect Upon Employment Relationship.

The adoption of this plan shall not create a contract of employment between the Employer and an Employee, confer upon an Employee a legal right to continuation of employment, limit or qualify the right of the Employer to discharge or retire an Employee, or affect the right of an Employee to remain in service after the Normal Retirement Date.

13.3 No Interest in Employer Assets.

Nothing in this plan and trust shall be construed to give an Employee, Participant, or Beneficiary an interest in the assets or the business affairs of the Employer or the right to examine the books and records of the Employer. A Participant’s rights are solely those granted by this instrument.

13.4 Construction.

The singular includes the plural, and the plural includes the singular, unless the context clearly indicates the contrary. Capitalized terms have the meaning specified in this plan. If a term is not defined, the term shall have the general, accepted meaning of the term.

Any period of time described in this plan shall consist of consecutive days, months, or years, as appropriate.

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13.5 Severability.

If any provision of this plan is invalid, unenforceable, or disqualified under the Code, ERISA, or Regulations, for any period of time, the affected provision shall be ineffective, but the remaining provisions shall be unaffected.

13.6	Governing Law.

This plan and trust shall be interpreted, administered, and managed in compliance with the Code, ERISA, and Regulations. To the extent not preempted by federal law, this plan and trust shall be interpreted, administered, and managed in compliance with the laws of the State of Michigan.

13.7	Nondiversion.

Except for reversion of assets permitted upon plan termination, all of the trust assets shall be retained for the exclusive benefit of Participants and their Beneficiaries, shall be used to pay benefits to such Persons and to pay administrative expenses to the extent not paid by the Employer and shall not revert to or inure to the benefit of the Employer.

13.8	Limitations for Underfunded Plans.

This section generally states the requirements of Code Section 436 and the Regulations and shall take precedence over any other provision of this plan. The applicability of Code Section 436 and its limitations shall be determined in accordance with the provisions of Regulations Section 1.436-1, including, but not limited to, the application of Code Section 436 to the plan as determined under Regulations Section 1.436-1(a) and the methods for avoiding the benefit limitations of Code Section 436 specified in Regulations Section 1.436-1(f).

(a) Limitation on Benefit Accruals. If the AFTAP for a Plan Year is less than 60%, benefit accruals under this plan will cease as of the Applicable Measurement Date in accordance with Regulations Section 1.436-1(e). If benefit accruals must cease under this provision, the plan may not be amended in a manner that would increase the liabilities of the plan by reason of an increase in benefits or establishment of new benefits, regardless of whether such amendment would otherwise be permitted under Code Section 436(c)(3).

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(b) Limitation on Benefit Payments. Benefit payments to a Participant or Beneficiary will be limited as specified below.

(i) AFTAP Less Than 60%. If the AFTAP for a Plan Year is less than 60%, a Participant or Beneficiary may not elect an optional form of benefit payment that includes a Prohibited Payment, and the plan will not pay any Prohibited Payment, with an Annuity Starting Date that is on or after the Applicable Measurement Date.

(ii) Bankruptcy. A Participant or Beneficiary may not elect an optional form of benefit payment that includes a Prohibited Payment, and the plan will not pay any Prohibited Payment, with an Annuity Starting Date that occurs during any period in which the Employer is a debtor in a case under Title 11 of the United States Code or similar federal or state law. The preceding sentence shall not apply to payments made within a Plan Year with an Annuity Starting Date that occurs on or after the date on which the Actuary certifies that the AFTAP for that Plan Year is not less than 100%.

(iii) AFTAP Between 60% and 80%. If the AFTAP for a Plan Year is 60% or more but less than 80%, a Participant or Beneficiary may not elect an optional form of benefit that includes a Prohibited Payment, and the plan will not pay any Prohibited Payment, with an Annuity Starting Date that is on or after the Applicable Measurement Date, unless the present value, determined in accordance with Code Section 417(e)(3), of the Restricted Portion of the benefit does not exceed the lesser of (A) 50% of the present value (determined in accordance with Code Section 417(e)(3)) of the benefit payable in the optional form of benefit payment that includes the Prohibited Payment or (B) 100% of the PBGC Maximum Benefit Guarantee Amount.

(A) Election Options. If an optional form of benefit payment that is otherwise available under this plan is not available as of the Annuity Starting Date due to (iii) above, the Participant or Beneficiary may elect to:

(1) Bifurcation. Receive the Unrestricted Portion of that optional form at that Annuity Starting Date, determined by treating the Unrestricted Portion of the benefit as if it were the Participant’s or Beneficiary’s entire benefit under this plan, and to receive payment of the remainder of the benefit in any optional form of benefit at the same Annuity Starting Date otherwise available that would not have included a Prohibited Payment if that optional form applied to the Participant or Beneficiary’s entire benefit; provided the rules of Code Section 1.417(e)-1 are applied separately to the separate optional forms of payment for the Unrestricted Portion of the benefit and the remainder of the benefit;

(2) Other Optional Form. Commence benefit payments with respect to the Participant’s or Beneficiary’s entire benefit in any other optional form of benefit available under this plan at the same Annuity Starting Date that is not restricted under (iii) above; or

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(3) Defer Payment. Defer commencement of the benefit payments if permitted and in accordance with the terms of this plan.

(B) One Time Application. If a Prohibited Payment (or series of Prohibited Payments under a single optional form of benefit payment) is made to a Participant in accordance with the above provisions, no additional Prohibited Payment may be made with respect to that Participant during any period of consecutive Plan Years for which the limitations on benefit payments under (b) above apply.

(C) Alternative Election Option. With respect to an optional form of benefit payment that includes a Prohibited Payment that is not permitted to be paid under (iii) above, for which no additional information from the Participant or Beneficiary is needed, rather than wait for the Participant or Beneficiary to elect such optional form of benefit payment, the Administrator may determine to provide for separate elections with respect to the Restricted and Unrestricted Portions of that optional form of benefit provided this rule is applied to all such optional forms and the option that the separate election replaces is identified.

(iv) Special Election Options. The Administrator may determine, on a uniform and nondiscriminatory basis, to offer optional forms of benefit in accordance with Regulations Section 1.436-1(d)(6) including, but not limited to, the options listed in (A) and (B) below that will be available solely during the period in which subsections (i), (ii), or (iii) apply to limit Prohibited Payments under this plan.

(A) Single Sum Payment. A Participant or Beneficiary who commences benefit payments during the period in which (i) or (ii) above applies to limit Prohibited Payments under this plan may be permitted to elect (when the restricted period expires) to receive the remaining benefit in the form of a single-sum payment equal to the present value of the remaining benefit, but only to the extent then permitted under this section.

(B) Deferral of Restricted Portion. A Participant or Beneficiary who commences benefit payments during the period in which (iii) above applies to restrict Prohibited Payments under this plan may be permitted to elect payment in an optional form of benefit payment that provides for the current payment of the Unrestricted Portion of the benefit with a delayed commencement for the Restricted Portion of the benefit, subject to the other requirements of this plan.

(c) Limitation on Unpredictable Contingent Event Benefits. Unpredictable Contingent Event Benefits with respect to an Unpredictable Contingent Event occurring during a Plan Year shall not be paid if the AFTAP for the Plan Year is (i) less than 60%, or (ii) 60% or more, but would be less than 60% if the AFTAP were redetermined applying an actuarial assumption that the likelihood of occurrence of the Unpredictable Contingent Event during the Plan Year is 100%.

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(d) Limitation on Plan Amendments. In accordance with Regulations Section 1.436-1(c) and except as otherwise provided therein, no amendment to the plan that has the effect of increasing liabilities of the plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable will take effect in a Plan Year if the AFTAP for the Plan Year is (i) less than 80%; or (ii) 80% or more, but would be less than 80% if the benefits attributable to the amendment were taken into account in determining the AFTAP.

(e) Automatic Resumption/Restoration.

(i) Benefit Accruals. Benefit accruals that had been limited under (a) above shall be automatically restored as of the Applicable Measurement Date that the limitation ceases to apply. The restoration of benefit accrual is treated as a plan amendment subject to the limitations under (d) above, unless the continuous period of the limitation was 12 months or less and the plan’s Actuary certifies that the AFTAP would not be less than 60% taking into account the restored benefit accruals for the prior Plan Year.

(ii) Benefit Payments. If a limitation on Prohibited Payments under (b) above applied to the plan as of an Applicable Measurement Date, but that limit no longer applies as of a later Applicable Measurement Date, the limitation on Prohibited Payments does not apply to benefits with Annuity Starting Dates that are on or after that later Applicable Measurement Date. Notwithstanding any other provision of this plan to the contrary, the Administrator may determine, on a uniform and nondiscriminatory basis, to provide a Participant who had an Annuity Starting Date within a period during which a limitation under (b) above applied to the plan with the opportunity to have a new Annuity Starting Date (which would constitute a new Annuity Starting Date under Code Sections 415 and 417) under which the form of benefit payment previously elected may be modified once the limitations cease to apply.

(iii) Unpredictable Contingent Event Benefits. If Unpredictable Contingent Event Benefits with respect to an Unpredictable Contingent Event that occurs during the Plan Year are not permitted to be paid after the occurrence of the event in accordance with (c) above, but are permitted to be paid later in the Plan Year as a result of additional contributions under Regulations Section 1.436-1(f)(2) or pursuant to the Actuary’s certification of the AFTAP for the Plan Year that meets the requirements of Regulations Section 1.436-1(g)(5)(ii)(B), the Unpredictable Contingent Event Benefits will automatically become payable, retroactive to the period those benefits would have been payable under the terms of this plan. If the benefits do not become payable during the Plan Year in accordance with the preceding sentence, the plan is treated as if it does not provide those benefits; provided, however, that all or any portion of those benefits can be restored pursuant to an amendment that meets the requirements of (d) above.

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(iv) Plan Amendments. If an amendment to the plan does not take effect as of the effective date of the amendment in accordance with (d) above, but is permitted to take effect later in the Plan Year as a result of additional contributions under Regulations Section 1.436-1(f)(2) or pursuant to the Actuary’s certification of the AFTAP for the Plan Year that meets the requirements of Regulations Section 1.436-1(g)(5)(ii)(C), the amendment will automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the amendment cannot take effect during the Plan Year, it will be treated as if it were never adopted, unless the amendment provides otherwise.

(f) Definitions. The following definitions apply for purposes of this section only.

(i) AFTAP. “AFTAP” means the adjusted funding target attainment percentage as defined in Regulations Section 1.436-1(j)(1), including all applicable assumptions, elections, and transition rules specified in Code Section 436 and Regulations Section 1.436-1.

(ii) Annuity Starting Date. “Annuity Starting Date” generally means the first day of the first period for which an amount is payable as an annuity as described in Code Section 417(f)(2)(A)(i). The Annuity Starting Date shall be determined in accordance with Regulations Section 1.436-1(j)(2).

(iii) Applicable Measurement Date. “Applicable Measurement Date” means the date used to determine when the limitations of this article apply or cease to apply, and also for calculations with respect to applying the limitations of this article, as defined in Regulations Section 1.436-1(j)(8).

(iv) PBGC Maximum Benefit Guarantee Amount. “PBCG Maximum Benefit Guarantee Amount” means the present value (determined under guidance prescribed by the Pension Benefit Guaranty Corporation, using the interest and mortality assumptions under Code Section 417(e)) of the maximum benefit guarantee with respect to a Participant (based on the Participant’s age or the Beneficiary’s age at the Annuity Starting Date) under ERISA Section 4022 for the year in which the Annuity Starting Date occurs.

(v) Prohibited Payment. “Prohibited Payment” means any payment for a month that is in excess of the monthly amount paid under a Single Life Annuity (plus any social security supplements described in the last sentence of Code Section 411(a)(9)) to a Participant or Beneficiary whose Annuity Starting Date occurs during any period that a limitation on Prohibited Payments is in effect, as well as any payment for the purchase of an irrevocable commitment from an insurer to pay benefits. Prohibited Payment includes any transfer of assets and liabilities to another plan maintained by the Employer or any Related Employer that is made to avoid or terminate the application Code Section 436 and any other amount that is identified as a Prohibited Payment in guidance published by the Commissioner of the Internal Revenue Service. Prohibited Payment does not include the payment of a benefit which may be distributed without the consent of the Participant in accordance with Code Section 411(a)(11).

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(vi) Restricted Portion. “Restricted Portion” means, with respect to a benefit being paid in an optional form for which any of the payments is greater than the amount payable under a Single Life Annuity to the Participant or Beneficiary (plus any social security supplements described in the last sentence of Code Section 411(a)(9) payable to the Participant or Beneficiary) with the same Annuity Starting Date, the excess of each payment over the smallest payment during the Participant’s lifetime under the optional form of benefit (treating a period after the Annuity Starting Date and during the Participant’s lifetime in which no payments are made as a payment of zero).

(vii) Unpredictable Contingent Event. “Unpredictable Contingent Event” means a plant shutdown (whether full or partial) or similar event, or an event (including the absence of an event) other than the attainment of any age, performance of any service, receipt or derivation of any compensation, or the occurrence of death or Disability.

(viii) Unpredictable Contingent Event Benefits. “Unpredictable Contingent Event Benefits” means any benefit or increase in benefits to the extent the benefit or increase would not be payable but for the occurrence of an Unpredictable Contingent Event.

(ix) Unrestricted Portion. “Unrestricted Portion” generally means 50% of the amount payable under the optional form of benefit. The Unrestricted Portion of the benefit shall be determined in accordance with Regulations Section 1.436-1(d)(3)(iii)(D).

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ARTICLE 14

Top-Heavy Plan Provisions

14.1	Top-Heavy Plan.

If this plan is or becomes a Top-Heavy Plan in a Plan Year, the provisions of this article shall supersede all conflicting plan provisions. “Top-Heavy Plan” means this plan for a Plan Year if:

(a) Not Required or Permissive Aggregation Group. This plan is not part of a Required Aggregation Group or a Permissive Aggregation Group, and the Top-Heavy Ratio exceeds 60%;

(b) Required Aggregation Group. This plan is part of a Required Aggregation Group (but not part of a Permissive Aggregation Group), and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60%; or

(c) Permissive Aggregation Group. This plan is part of a Permissive Aggregation Group, and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

14.2	Top-Heavy Determination.

The determination of the Top-Heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and Regulations.

(a) Top-Heavy Ratio. “Top-Heavy Ratio” means the ratio, as of this plan’s Determination Date, calculated by dividing the aggregate Present Value of Accrued Benefits of all Key Employees of each plan in the Required Aggregation Group (and each other plan in the Permissive Aggregation Group, if necessary or desirable) by the aggregate Present Value of Accrued Benefits of all Participants under all plans in the Required (or Permissive) Aggregation Group.

(i) Disregard Certain Employees. In calculating the Top-Heavy Ratio, the account balance or Accrued Benefit of a Participant who was a Key Employee in a prior year but is no longer a Key Employee or has not performed services for an Employer maintaining this plan at any time during the one-year period ending on the Determination Date(s) will be disregarded.

(ii) Ownership. Ownership shall be determined under Code Section 318 as modified by Code Section 416(i)(1)(B)(iii) without regard to the aggregation rules under Code Section 414.

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(b) Present Value of Accrued Benefits.

(i) This Plan. “Present Value of Accrued Benefits” under this plan means the Actuarially Equivalent present value of the Accrued Benefits of all Participants and Beneficiaries determined as of the most recent Top-Heavy Valuation Date within the 12-month period ending on the Determination Date. The Present Value of Accrued Benefits includes:

(A) One-Year Period. The amount of benefit payments made from this plan due to severance from employment, death or disability during the one-year period ending on the Determination Date; and

(B) Five-Year Period. The amount of benefit payments made from this plan for any other reason during the five-year period ending on the Determination Date.

(ii) Accrual Method. The Accrued Benefit of any Participant who is not a Key Employee shall be determined (i) under the method, if any, that applies uniformly with respect to all defined benefit plans maintained by the Employer, or (ii) if there is no uniform method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

(iii) Multiple Plans. The Present Value of Accrued Benefits shall be determined with respect to, and pursuant to the provisions of, all qualified retirement plans (including a simplified employee pension plan) in the aggregation group. When aggregating plans, the Present Value of Accrued Benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

(iv) Unpaid Contribution. A contribution not paid as of a Determination Date for any plan in the aggregation group shall be included in the determination of the Present Value of Accrued Benefits as required in Code Section 416 and Regulations.

(v) Actuarial Assumptions. If this plan is part of a Permissive Aggregation Group or a Required Aggregation Group and at least one of the qualified retirement plans aggregated with this plan is a defined benefit plan, the Present Value of Accrued Benefits under any such defined benefit plan shall be determined based on the interest rates and mortality tables set forth in Section 7.2.

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(vi) Rollovers and Transfers. A distribution rolled over or an amount transferred from this plan to another qualified retirement plan of the Employer or a Related Employer shall not be included in the Present Value of Accrued Benefits under this plan. A distribution rolled over or an amount transferred from another qualified retirement plan of the Employer or a Related Employer to this plan shall be included in the Present Value of Accrued Benefits under this plan. If a rollover or transfer to a qualified retirement plan of an unrelated employer was initiated by the former Participant, it shall be deemed a distribution from this plan. If a rollover or transfer from a qualified retirement plan of an unrelated employer to this plan for a Participant was initiated by the Participant, it shall not be included in the Present Value of Accrued Benefits under this plan.

(c) Required Aggregation Group. “Required Aggregation Group” means all qualified retirement plans, including terminated plans, of the Employer and each Related Employer in which at least one Key Employee is a participant at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the plan has terminated), plus all other qualified retirement plans of the Employer and each Related Employer, that enable one or more of the plans covering at least one Key Employee to meet the requirements of Code Sections 401(a)(4) or 410.

(d) Permissive Aggregation Group. “Permissive Aggregation Group” means all qualified retirement plans, including terminated plans, if any, of the Employer and each Related Employer that are part of a Required Aggregation Group that includes this plan, plus any other qualified retirement plan (designated by the Employer) of the Employer and each Related Employer that is not part of the Required Aggregation Group but that, when considered part of the Permissive Aggregation Group, does not prevent the group from meeting the requirements of Code Sections 401(a)(4) and 410.

(e) Determination Date. For any Plan Year after the initial Plan Year, “Determination Date” means the last day of the preceding Plan Year. For the initial Plan Year, “Determination Date” means the last day of the initial Plan Year.

(f) Key Employee. “Key Employee” means an Employee or former Employee (including any deceased Employee or the Beneficiary of any deceased Employee) who, under Code Section 416(i), is or was, during the Plan Year that includes the Determination Date, one of the following:

(i) Officer. An officer of an Employer or Related Employer if the officer’s Section 415 Compensation exceeds $160,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2010);

(ii) 5% Owner. A 5% Owner; or

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(iii) 1% Owner; $150,000 Compensation. A 1% owner, determined under the definition of 5% Owner but replacing “5%” with “1%,” whose Section 415 Compensation exceeds $150,000.

Ownership under (ii) and (iii) shall be determined separately for each Employer and Related Employer. Compensation for (i) and (iii) above for a Plan Year is determined without regard to the Annual Compensation Limit.

(g) Top-Heavy Valuation Date. “Top-Heavy Valuation Date” means, for a defined contribution plan (including a simplified employee pension plan), the date for revaluation of the assets to market value coinciding with, or occurring most recently within the 12-month period ending on, the Determination Date. For a defined benefit plan, the term means the most recent date used for computing the plan costs for minimum funding purposes (whether or not an actuarial valuation is performed during that Plan Year) occurring within the 12-month period ending on the Determination Date.

14.3 Minimum Benefits.

For each Plan Year in which this plan is or becomes a Top-Heavy Plan, each Participant who is not a Key Employee and who completes at least 1,000 Hours of Service shall accrue a Minimum Accrued Benefit.

(a) Minimum Accrued Benefit. The “Minimum Accrued Benefit” for a Participant who is not a Key Employee means the monthly amount of a pension benefit payable as a Single Life Annuity beginning on the first day of the first month following the Participant’s Normal Retirement Date. The monthly amount shall be 2% of Minimum Average Monthly Compensation multiplied by Years of Vesting Service (maximum of 10 years) earned for Plan Years beginning on or after January 1, 1984, during which this plan is a Top-Heavy Plan.

(b) Minimum Average Monthly Compensation. “Minimum Average Monthly Compensation” means the Participant’s Average Monthly Compensation, provided that Minimum Average Monthly Compensation shall not be less than the average of the Participant’s Section 415 Compensation for the five consecutive Plan Years during the Participant’s period of employment that yield the highest amount. The five consecutive Plan Years shall not include Plan Years beginning before January 1, 1984, and any Plan Year after the last Plan Year in which this plan is a Top-Heavy Plan, and shall not include or be deemed interrupted by, Plan Years during which the Participant does not earn a Year of Vesting Service.

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14.4 Vesting Schedule.

The vesting schedule for each Participant who has an Hour of Service during a Plan Year in which this plan is or becomes a Top-Heavy Plan shall be replaced with the following schedule:

Years of Vesting Service	Vested Percentage
Less than 2 years	-0	-
2 years	20%
3 years	40%
4 years	60%
5 years	100%

(a) Cessation. If this plan ceases to be a Top-Heavy Plan, vested percentages shall continue to be determined under this schedule.

(b) Vesting Schedule Change. Any change in the vesting schedule due to this plan becoming, or ceasing to be, a Top-Heavy Plan shall be treated as an amendment to this plan, and all rules applying to the amendment of a vesting schedule shall apply.

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The Employer has executed this instrument this             day of             , 20        .

WOLVERINE WORLD WIDE, INC.

By
Its

Employer

PW Trust Company (“Trustee”) accepts the duties, powers and responsibilities of the Trustee as described in Articles 9 and 10 of the Wolverine Employees’ Pension Plan, effective as of January 1, 2011.

Dated: , 20 .	PW TRUST COMPANY

By
Its

Trustee

SCHEDULE A

COVERED EMPLOYEE GROUPS/ADOPTING EMPLOYERS

(Except Sections 4.6 and 4.7)

UNIT	EFFECTIVE DATE UNDER PLAN
Frolic Footwear Division - Salaried	02-01-70
Hush Puppies Retail, Inc. - Division 5	01-01-77
Tru-Stitch Footwear Division - Salaried D	01-01-70
Tru-Stitch Footwear Division - Hourly - Non Union	01-01-85
Wolverine Employees	01-01-69
Brooks Shoe Company, Inc.	01-01-82
Viner Bros., Inc.	04-01-84
Town & Country Shoes, Inc.	06-01-81
Wolverine Hy-Test, Inc.non-collectively bargained employees	04-17-96

COVERED EMPLOYEE GROUPS/ADOPTING EMPLOYERS

(Section 4.6 and 4.7)

EFFECTIVE DATE
Wolverine World Wide, Inc.	01-01-94
Town & Country Shoes, Inc.	01-01-94
Brooks Shoe Company, Inc.	01-01-94
Viner Bros, Inc.	01-01-94
Little Falls Footwear Division	01-01-94
Hush Puppies Retail, Inc. - Division 05	01-01-94
Wolverine World Wide, Inc. Salaried at Puerto Rico	01-01-94
Wolverine Procurement, Inc.	01-01-94
B&B Shoe Division.	01-01-94
Wolverine Hy-Test, Inc.non-collectively bargained employees	04-17-96

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SCHEDULE B

Retirement Date (Normal/Deferred Benefit), Date of Disability (Disability Retirement Benefit) or Termination of Employment Date (Early Retirement/Monthly Deferred	Dollar Benefit Multiplier
January 1, 1976 - December 31, 1978	$4 (pre-1/1/76 Service)/ $6 (post-12/31/75 Service)
January 1, 1979 - December 31, 1983	$6.00
January 1, 1984 - December 31, 1975	$7.00
January 1, 1986 - December 31, 1988	$8.00
January 1, 1989 - December 31, 1989	$8.50
January 1, 1990 - December 31, 1991	$9.00
January 1, 1992 - December 31, 1992	$11.00
January 1, 1993 - December 31, 1993	$12.00
January 1, 1994 - December 31, 1994	$14.00
January 1, 1995 - December 31, 1995	$15.00
January 1, 1996 - December 31, 1997	$16.00
January 1, 1998 - December 31, 1998	$18.00
January 1, 1999 - December 31, 1999	$20.00
January 1, 2000 - December 31, 2000	$21.00
January 1, 2001 – December 31, 2001	$23.00
January 1, 2002 or after	$24.00

B-1

SCHEDULE C-1

FORMER PARTICIPANTS UNDER

WEBSTER MANUFACTURING UNIT

HOURLY RATED EMPLOYEES PENSION PLAN

C1.1 Purpose. This Schedule recognizes and preserves certain benefits resulting from the merger of the above Plan (“Webster Plan”) with this Plan effective May 31, 1988.

C1.2 Participant. Each Participant in the Webster Plan on May 31, 1988, shall be a C-1 Participant.

C1.3 Benefit. Each C-1 Participant’s Accrued Benefit shall be equal to the sum of:

(a) Post-May 31, 1998. $3 multiplied by Years of Benefit Service after May 31, 1988 (utilizing a full year of Benefit Service for 1998).

(b) 1970 – June 1, 1988. $3 multiplied by Years of Benefit Service between January 1, 1970, and June 1, 1988, under the Webster Plan, and

(c) Pre-1970. $1.20 multiplied by the Participant’s Years of Benefit Service under the Webster Plan before January 1, 1970.

C1.4 Supplemental Benefit. Each C-1 Participant who terminates employment after May 31, 1988, shall be entitled to a monthly accrued benefit in addition to the benefit set forth above equal to the actuarially equivalent of the following applicable single sum amount.

(a) 1-10 Years of Service. If the C1 Participant had completed 1 but less than 10 Years of Service, $111 multiplied by the by the Participant’s Years of Service.

(b) 10-20 Years of Service. If the C1 Participant had completed 10 but less than 20 Years of Service, $166.50 multiplied by the by the Participant’s Years of Service.

(c) At Least 20 Years of Service. If the C1 Participant had completed at least 20 Years of Service, $222 multiplied by the by the Participant’s Years of Service.

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SCHEDULE C-2

BENEFITS FOR CERTAIN FORMER EMPLOYEES

1994 SPECIAL SEVERANCE PROGRAM

C2.l Purpose. The purpose of this Schedule is to provide benefits for certain Participants of the Plan who retire under the 1994 Wolverine Special Severance Program (the “1994 Program”).

C2.2 C-2 Participant. A Participant shall be a “C-2 Participant” if the Participant is eligible for and elects between November 3, 1994 and December 18, 1994 to retire under the 1994 Program.

C2.3 Highly Compensated Exclusion. The benefits under this Schedule shall not be available to a Participant who is a “Highly Compensated Employee.”

C2.4 Amount of Pension. Each C-2 Participant shall be entitled to a monthly pension computed under Section 5.1 of the Plan, based on final average earnings and years of credited service at the date that employment with the Employers terminates. If the pension of a C-2 Participant is determined under subsection 4.2(a) of the Plan, then the amount payable to the C-2 Participant as of the first day of any month coincident with or preceding the date the C-2 Participant attains age 62 shall be calculated without reduction of the monthly Social Security Allowance.

C2.5 Full Vesting. Each C-2 Participant shall be fully vested in the Participant’s benefits under the Plan.

C2.6 Commencement of Pension. Payment of the monthly pension to a C-2 Participant shall begin as of the first day of the month coincident with or next following the date that employment terminates. The pension of a C-2 Participant shall not be reduced for commencement prior to normal retirement date.

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SCHEDULE C-3

NONDISCRIMINATORY EXECUTIVE BENEFITS

C3.1 Purpose. The purpose of this Supplement is to define and designate certain executives of the Company to receive benefits under a nondiscriminatory enhancement of the Plans’ benefit formula.

C3.2 A Executive. An “A Executive” is a Participant whose name is listed below in this section:

G. Bloom (Normal Retirement 5/1/2000)

W. Brown (Through 12/31/2003)

J. Deem (Deferred vested as of 10/30/2001)

L. Dubrow (Deferred vested as of 10/30/2001)

S. Duffy

D. Estes

S. Gulis

B. Krueger

T. O’Donovan

R. Sedrowski

C3.3 B Executive. A “B Executive” is a Participant whose name is listed below in this Section:

O. Baxter (for benefits accrued through 12/31/2003)

A. Croci

R. DeBlasio

T. Gedra

B. Jungers

J. Lovejoy (Normal retirement / /2000)

T. Mundt

N. Ottenwess

D. West

G. Fountain

J. Lavertue

A.T. Payne, III

S. Zimmerman

J. Weston

W. Brown (Beginning 1/1/2004)

S. Sible

J. Zwiers

D. Grimes

P. Linton

M. Jeppesen

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C3.4 Benefit. The Accrued Benefit for:

(a) A Executive. A Supplement A Executive shall be the greatest of the Accrued Benefit at Section 5.1(c) or 2.4 percent of Final Average Compensation multiplied by the A Executive’s Years of Benefit Service (not in excess of 25 years).

(b) B Executive. A Supplement B Executive shall be the greatest of the Accrued Benefit at Section 5.1(c) or 2.0 percent of Final Average Compensation multiplied by the B Executive’s Years of Benefit Service (not in excess of 25 years).

C3.5 Modifications. The Company may add, remove, or reclassify a Participant under this Schedule. The modification of a Participant’s status may not reduce a Participant’s benefit or become effective until the date which is 45 days after the Participant receives notice of the modification.

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SCHEDULE C-4

BENEFITS FOR CERTAIN FORMER EMPLOYEES

OF FROLIC FOOTWEAR DIVISION

OR THE WOLVERINE SLIPPER GROUP

C4.l Purpose. The purposes of this Schedule C-4 is to provide benefits for certain Participants of Wolverine Employees’ Pension Plan (the “Plan”) who terminate employment under The Frolic Footwear Special Severance Program dated August 4, 1997, (the “Frolic Program”) and the Wolverine Slipper Group Special Severance Program (the “Slipper Program”) dated December 1997.

C4.2 C-4 Participant. A Participant will be a “C-4 Participant” if the Participant is eligible for and elects to terminate employment under the “Frolic Program” no later than September 15, 1997, or under the “Slipper Program” no later than January 30, 1998.

C4.3 Highly Compensated Employees Excluded. A Participant who is a “Highly Compensated Employee” shall not be entitled to any benefits under this Schedule.

C4.4 Amount of Pension. Each C-4 Participant shall be entitled to a monthly pension computed under subsection 4.1 of the Plan based on final average earnings and years of credited service at the date that employment terminates. If the pension of a C-4 Participant is determined under subparagraph 5.1(c)(i)(A) of the Plan, then the amount payable as of the first day of any month on or before the date the Participant attains age 62 shall be calculated without reduction for the Social Security Allowance.

C4.5 Full Vesting. Each C-4 Participant shall be fully vested in his benefits under the Plan.

C4.6 Commencement of Pension. Payment of the monthly pension to a C-4 Participant shall begin as of the first day of the month coincident with or next following the date that his employment with the employers terminates, in the full amount determined under paragraph G-4 above. The pension of a Supplement G Participant shall not be reduced for commencement prior to normal retirement date.

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SCHEDULE C-5

2000 EARLY RETIREMENT WINDOW

C5.1 Purpose. The purpose of this Schedule C-5 is to provide benefits for TruStitch employee Participants of the Wolverine Employees’ Pension Plan who were eligible to terminate employment under the Wolverine Early Retirement Window-2000, dated July 12, 2000. (2000 Window) but remained employed as of June 1, 2001, Participants who terminated employment under the 2000 Window, or members who terminated under the reduction in force dated July 12, 2000, and were listed as severance only in the listing maintained by the Employer (the RIF).

C5.2 C-5 Participant. A Participant will be a C-5 Participant if the Participant is eligible and retired under the 2000 Window or was terminated under the RIF.

C5.3 Calculation of Pension. For purposes of calculating the Normal, Late, Early, or Deferred Vested Benefit and for purposes of commencing benefits under those sections, a C-5 Participant shall be deemed to be 5 years older or age 65 whichever is less. However, this increase in age shall not change a Participant’s normal retirement date.

C5.4 Amount of Pension. In addition to the increased age: a C-5 Participant shall be entitled to;

(a) Lump Sum. The following Lump Sum payment

Health Care Plan Status	Lump Sum Amount
(as of July 12, 2000)
Employee Only	$1576.08
Employee & Child	$3050.22
Employee & Spouse	$3874.92
Employee & Family	$4932.42

This benefit shall not apply to C-5 Participants who remained employed on June 1, 2001.

(b) Age 60-65. If the Participant is at least age 60, an additional percentage increase in the benefit calculated under C5.3 above, as follows;

Age (as of July 12, 2000)	Percentage Increase in Benefit
60 but less than 61	2%
61 but less than 62	4%
62 but less than 63	6%
63 but less than 64	8%
64 or more	10%

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C5.5 4.7 Transfer. For purposes of former Section 4.7:

(a) Allocation of Transfer. A C-5 Participant shall be treated as having retired during the year of termination of employment.

(b) Vesting. A C-5 Participant shall be fully, 100% vested in the Participant’s Section 4.7 account.

C5.6 Full Vesting. A Participant who is terminated under the RIF and listed in the “Severance Only” classification shall be fully vested in the accrued benefits under the Plan (including the benefits provided by this Schedule).

C5.7 Commencement of Pension. Benefits shall be paid as follows:

(a) Lump Sum. The lump sum benefit, as soon as administratively feasible after the expiration of the revocation period following written acceptance of the 2000 Window.

(b) Monthly Pension. The monthly pension at the first day of any month following the latest of: expiration of the revocation period following written acceptance of the 2000 Window; the attainment of the deemed age of 60 by a C-5 Participant; or a C-5 Participant’s termination of employment on or after June 1, 2001.

C-5-2

SCHEDULE C-6

HY-TEST MERGER

C6.1 Purpose. The purpose of this Schedule is to reflect the merger of the Wolverine Hy-Test, Inc. Collectively Bargained Pension Plan (Hy-Test Plan) with this Plan and to provide enhanced pension benefits for members formerly included within the drivers unit represented by Teamsters Local 406 (Teamsters Unit).

C6.2 Participants Included. This Schedule shall apply to Participants formerly included within the Hy-Test Plan and formerly covered by a collective bargaining agreement between the Employer and Local 160A, UNITE!, AFL/CIO/CLC and, only where specifically designated, to Participants within the Teamsters Unit.

C6.3 Teamsters Unit Members. Each Participant included within the Teamsters Unit shall be fully vested in the Participants accrued benefit as of the member’s termination of employment. Each Participant between ages 55 and 60 as of September 30, 2000, shall receive an additional seven Years of Vesting Service for purposes of determining the Participant’s eligibility for monthly pension benefits.

C6.4 Hy-Test Members. The following provisions apply to former Participants of the Hy-Test Plan.

(a) Normal Retirement. A Participant whose employment terminates, other than by death or Disability, on the Participant’s Normal Retirement Date is eligible for a Normal Retirement Benefit.

(i) Normal Retirement Date. “Normal Retirement Date” means the date the Participant attains age 62.

(ii) Normal Retirement Benefit. “Normal Retirement Benefit” means the Participant’s Accrued Benefit. The monthly Normal Retirement Benefit shall be not less than the amount of any Early Retirement Benefit to which the Participant was entitled if the Participant had retired at any time under the provisions of C6.4(b).

(iii) Accrued Benefit. “Accrued Benefit” means a monthly pension benefit, payable as a Single Life Annuity, beginning on the first day of the month following the Participant’s Normal Retirement Date. The monthly amount shall be equal to the Participant’s Years of Benefit Service multiplied by the applicable Benefit Rate set forth in this subsection.

Retirement Date	Benefit Rate
On or after January 1, 1996	$10.25
On or after January 1, 1997	$10.75
On or after January 1, 1998	$11.00
On or after March 1, 1999	$12.00
On or after January 1, 2000	$13.00

C-6-1

(iv) Benefit Service. A Participant earns a “Year of Benefit Service” for each Plan Year under the following schedule:

Hours of Service in Covered Employment	Percentage of Year of Service
0 - 199	0
200 - 499	25%
500 - 799	50%
800 - 999	75%
1,000 or more	100%

(b) Early Retirement. A Participant whose employment terminates, other than by death or Disability, on or after the Participant’s Early Retirement Date and before the Participant’s Normal Retirement Date is eligible for an Early Retirement Benefit.

(i) Early Retirement Date. “Early Retirement Date” means the date the Participant attains age 55, or if later, the date the Participant completes 25 Years of Vesting Service.

(ii) Early Retirement Benefit. “Early Retirement Benefit” means the Participant’s Accrued Benefit determined as of the date that the Participant’s employment terminated.

(iii) Early Payment. A Participant who is eligible for Early Retirement may elect to begin payment on the first day of any month following the termination of employment after the Participant’s Early Retirement Date. If the Participant elects and payment begins before the first day of the month after the Participant’s Normal Retirement Date, the monthly amount of the benefit shall be reduced and shall be the actuarial equivalent of the Accrued Benefit payable at the Participant’s Normal Retirement Age.

(c) Late Retirement. A Participant whose employment terminates after the Participant’s Normal Retirement Date is eligible for a Late Retirement Benefit.

(i) Late Retirement Date. “Late Retirement Date” means the date that the Participant’s employment terminates or, if earlier, the Participant’s Required Beginning Date.

(ii) Late Retirement Benefit. “Late Retirement Benefit” means a monthly pension equal to:

(A) Pre-Age 70 1/2. If the Participant’s employment terminated on or before the Required Beginning Date, the Normal Retirement Benefit determined as of the Late Retirement Date, including any additional benefits accrued for the period of the Participant’s employment after the Normal Retirement Date.

C-6-2

(B) Post-Age 70 1/2. If the Participant’s employment terminated after the Required Beginning Date, the amount determined in (A) above reduced by the actuarial equivalent of the total plan distributions made to the Participant up to the Participant’s Late Retirement Date. The benefit shall not be reduced to an amount less than the Participant’s Accrued Benefit determined as of the Participant’s Normal Retirement Date.

(d) Deferred Vested Retirement. A Participant who has an Accrued Benefit and whose employment terminated before the Participant’s Normal or Early Retirement Date, other than by death or Disability, is eligible for a Deferred Vested Benefit.

(i) Deferred Vested Benefit. “Deferred Vested Benefit” means the Participant’s Accrued Benefit determined as of the date that the Participant’s employment terminated.

(ii) Early Payment. If the Participant is eligible and elects payment of the Deferred Vested Benefit before the first day of the month following the Participant’s Normal Retirement Date, the monthly amount of the benefit shall be reduced and shall be determined in the same manner as provided for early payment of the Early Retirement Benefit.

(e) Death Benefits. A death benefit shall be paid only as provided in this section.

(i) Death Before Annuity Starting Date. If a Participant who has an Accrued Benefit dies before the Annuity Starting Date, benefits will be paid as follows:

(A) Surviving Spouse. If the Participant has a Surviving Spouse, the Surviving Spouse shall receive a QPSA unless the Surviving Spouse waives the QPSA and elects another available form of payment.

(1) Spouse Defined. “Spouse” means the husband or wife to whom the Participant was married at any specified time. A former Spouse shall not be a Spouse except to the extent specified in a QDRO.

(2) Surviving Spouse Defined. “Surviving Spouse” means the Spouse to whom the Participant was married at the time of death and who survives the Participant. If the Participant dies before benefit payments begin, “Surviving Spouse” means the Spouse to whom the Participant was married for at least 12 consecutive months at the Participant’s death and who survives the Participant.

C-6-3

(3) QPSA Defined. “QPSA” means a qualified pre-retirement survivor annuity that is a monthly Single Life Annuity payable to the Surviving Spouse of a Participant. The monthly amount of the QPSA is 50% of the benefit that would have been payable to the Participant if the Participant had retired on the day before the Participant died and had elected to have benefit payments begin on the earliest permitted payment date in the form of an immediate QJSA.

(B) No Surviving Spouse. If the Participant does not have a Surviving Spouse, a benefit shall not be payable under this plan.

(ii) Death After Annuity Starting Date. If a Participant who has a Vested Accrued Benefit dies after the Annuity Starting Date, the Beneficiary shall be paid any remaining benefits payable under the form of payment the Participant was receiving before death.

(f) Benefit Rules.

(i) Single Benefit. A Participant shall not receive more than one type of benefit in any month.

(ii) Previously Paid Benefits. The amount of a benefit payable under this article shall be reduced by the amount of benefits previously paid to or with respect to the Participant, including a lump-sum payment of the Participant’s entire Vested Accrued Benefit after the Participant’s employment terminates. All reductions shall be computed on a uniform basis by calculating and offsetting the Actuarially Equivalent value of the benefit previously paid from the Participant’s final benefit.

(iii) Transfer. A transfer between Covered Employment and employment with the Employer other than Covered Employment, or a transfer between the Employer and a Related Employer, is not termination of employment.

(iv) Pay Status. Benefits in pay status on or after the merger shall continue to be paid in the form provided by the Plan.

(g) Vested Percentage. A Participant’s Accrued Benefit shall be 100% vested. A Participant shall be credited with Vesting Service for full years of benefit service under the Florsheim Shoe Company Retirement Plan as of April 17, 1996.

(h) Time of Payment. Subject to the QJSA and QPSA provisions of this plan and the required distribution, benefit payments shall begin not later than 60 days after the end of the Plan Year that includes the Participant’s Normal Retirement Date or, if later, the end of the Plan Year in which employment terminates.

(i) Normal Retirement Benefit. The Normal Retirement Benefit shall begin on the first day of the month following the Participant’s Normal Retirement Date.

C-6-4

(ii) Early Retirement Benefit. The Early Retirement Benefit shall begin on the first day of the month following the Participant’s Normal Retirement date. The Participant may elect earlier payment beginning on the first day of any month following the Participant’s Early Retirement Date.

(iii) Late Retirement. The Late Retirement Benefit shall begin on the first day of the month following the Participant’s termination of employment or, if earlier, the Participant’s Required Beginning Date.

(iv) Deferred Vested Benefit. The Deferred Vested Benefit shall begin on the first day of the month following the Participant’s Normal Retirement Date. If the Participant is credited with at least 25 (or 10 if the Participant’s termination is due to permanent closing of the facility in which the Participant was employed) Years of Vesting Service at termination of employment, the Participant may elect earlier payment beginning on the first day of any month following the date the Participant attains age 55.

(v) Death Benefit.

(A) Before Annuity Starting Date. The QPSA shall begin on the first day of the month following the date of death, or if later, the first day a Participant could have elected early payment of an Early Retirement Benefit or a Deferred Vested Benefit, if applicable. The Surviving Spouse may elect to delay commencement of the benefit to the first day of any later month but not later than the first day of the month following the Participant’s Normal Retirement Date.

(B) After Annuity Starting Date. If the form of payment to the Participant provides for benefits after the Participant’s death, the continuing benefit shall be paid to the Beneficiary as provided.

(vi) Immediate Payment. If the Participant’s employment terminates for any reason before the Participant’s Normal Retirement Date and the Actuarially Equivalent present value of the Participant’s Vested Accrued Benefit, including any earlier payments, is $5,000 or less, the Administrator shall direct payment of the present value as soon as administratively feasible following termination of employment.

(i) Determination of Benefits. The age of the individuals to whom benefits are payable shall be determined as of the date the benefit is payable. All forms of payment under this Schedule shall be Actuarially Equivalent to the benefit payable as a Single Life Annuity. “Actuarially Equivalent” means equal in value based on the following actuarial assumptions:

(i) Interest Rate. 6 1/2% per annum, compounded annually.

(ii) Mortality Table. 1971 Group Annuity Mortality Table assuming three males for every seven females

(iii) Lump Sum Determination. Actuarial Equivalence of a lump-sum payment shall be determined based on.

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(A) Mortality. The 1983 Group Annuity Mortality Table weighted 50% male and 50% female.

(B) Interest Rate. An interest rate for the Plan Year consisting of the annual rate of interest on 30-year Treasury securities for the month of December preceding the Plan Year in which the lump sum is calculated.

(j) Form of Payment.

(i) Standard Form. Benefits under this Schedule shall be paid as follows:

(A) Married. If the Participant is married when benefit payments are to begin, the Participant’s benefit shall be paid as a QJSA unless the Participant waives the QJSA, with consent of the Spouse, and properly elects another available form of payment.

(1) Definition. “QJSA” means an immediate qualified joint and survivor annuity under which a reduced (compared to amount of the Participant’s Vested Accrued Benefit payable as a Single Life Annuity) amount is payable to the Participant for life and 50% of the reduced amount is payable to the Surviving Spouse, if any, for life after the Participant’s death.

(2) Monthly Payments. The monthly amount payable to the Participant and the monthly amount payable to the Surviving Spouse shall not increase after payments begin. The monthly payments under the QJSA shall be such that the value of the expected payments to the Participant and the Surviving Spouse is Actuarially Equivalent to the benefit payable as a Single Life Annuity.

(B) Not Married. If the Participant is not married when benefit payments are to begin, the Participant’s benefit shall be paid as a Single Life Annuity, unless the Participant waives that form and properly elects another available form of payment.

(ii) Optional Forms of Payment. Upon waiver of the QJSA, Participant may elect a Single Life Annuity. A “Single Life Annuity” is a monthly benefit payable in equal installments for the life of the Participant or other individual with no payments to be made for any periods after the recipient’s death.

(k) Merger Schedule. The Company shall, as required by Code Section 414(l), maintain a special schedule of benefits payable on a termination basis for Hy-Test Participants as required under Regulation 1.414(l)-1(h). The special benefits shall be payable in the priority required by Regulation 1.414(l)-1(h) if the Plan terminates on or before December 31, 2005. If the liabilities attributable to benefits payable under this Schedule are spun off or transferred to another plan on or before December 31, 2005, the Plan shall transfer assets to the spun off or transferee plan sufficient to satisfy the liabilities in full.

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SCHEDULE C-7

SPECIAL SERVICE CREDIT

TRU STITCH DIVISION/WOLVERINE PROCUREMENT INC.

C7.1 Purpose. The purpose of this Schedule is to recognize certain service before extension of the Plan to TruStitch Division and Wolverine Procurement, Inc. Employees for purposes of determining Years of Benefit and Vesting Service.

C7.2 TruStitch Division. An hourly nonunion employee of the TruStitch Division who became a Participant in the Plan on January 1, 1985, shall be credited with Years of Benefit Service and Vesting Service for the period of service (including union service) beginning on or after January 1, 1970, under the rules of the Plan in effect during those periods.

C7.3 Wolverine Procurement, Inc. An Employee of Wolverine Procurement, Inc. shall be credited with Years of Benefit Service and Vesting Service for service on or after July 1, 1989, under the rules of the Plan in effect during those periods.

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SCHEDULE C-8

SERVICE CREDIT AND INCLUSION OF

CERTAIN FORMER SEBAGO, INC. EMPLOYEES

C8.1 Purpose. The purpose of this Schedule is to recognize eligibility and vesting service of certain former employees of Sebago, Inc. who have become permanent, regular employees of the Employer.

C8.2 Designated Employees. The following individuals shall be covered by this Schedule (Schedule C-8 individuals).

Name

Belsak, Harald

Charron, Elayne

Cremer, Vivian

Delaware, Marie

Dufault, Victor

Josselyn, Marvin

Kriner, Debora

Mowatt, Timothy

Walls, Michael

Warren, Joseph

C8.3 Eligibility/Participation. A Schedule C-8 individual shall become eligible and a Participant in the Plan under Section 3.1 as of July 1, 2004.

C8.4 Covered Employment. A Schedule C-8 individual shall not be excluded from Covered Employment under Section 3.2 as a former employee of Sebago, Inc.

C8.5 Vesting Service. A Schedule C-8 individual shall be credited with Years of Vesting Service under Section 6.1 for all periods of service beginning with their most recent date of hire with Sebago, Inc.

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SCHEDULE D

PLAN HISTORY

	Adopted	Effective
D.1 Gust Restatement.	September 25, 2003	January 1, 1997

(a) First Amendment.	September 25, 2003	January 1, 2002

(b) Second Amendment.	December 19, 2003	July 1, 2004

(c) Third Amendment.	July 7, 2004	July 1, 2004

(d) Fourth Amendment.	, 2004	January 1, 1997

(e) Fifth Amendment.	September 26, 2005	March 28, 2005

(f) Implementing Amendment	June 30, 2006	June 30, 2006

(g) Sixth Amendment.	November 30, 2007	January 1, 2003

(h) Seventh Amendment.	November 30, 2007	January 1, 2000/ January 1, 2008

(i) Eighth Amendment.	June 16, 2008	January 1, 2008

(j) Ninth Amendment.	January 19, 2009	January 20, 2009

(k) Tenth Amendment.	December 3, 2009	January 1, 2007

(l) Eleventh Amendment.	November 29, 2011	January 1, 2007/ December 31, 2008

D.2 EGTRRA Restatement.	, 2011	January 1, 2011

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